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                                                                     Exhibit 3.1


                          THE CONSTITUTION OF FISHER &
                            PAYKEL INDUSTRIES LIMITED









I, Sir Colin MAIDEN certify that this is the constitution of FISHER & PAYKEL INDUSTRIES LIMITED as adopted on 4 August 2000.

Dated this 14th day of August 2000


   /s/   C.J.Maiden
-----------------------------------
Sir Colin Maiden
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                                Table of Contents

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PART A:  INTRODUCTION.......................................................       1

   INTERPRETATION...........................................................       1
      1.  Defined terms.....................................................       1
      2.  Construction......................................................       2

   THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE ACT...................       2
      3.  Effect of the Act on this constitution............................       2
      4.  Effect of this constitution.......................................       2

   THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE RULES.................       2
      5.  Company must comply with Rules while listed.......................       2
      6.  Effect of Exchange's rulings......................................       2
      7.  Failure to comply with Rules has limited effect in some
          cases.............................................................       3

   ALTERATION OR REVOCATION OF THIS CONSTITUTION............................       3
      8.  Shareholders may alter or revoke this constitution................       3

PART B:  SHARES AND SHAREHOLDERS............................................       3

   EXISTING SHARES..........................................................       3
      9.  Company's shares..................................................       3

   CONSOLIDATION AND SUBDIVISION............................................       3
      10. Board may alter number of shares..................................       3

   ISSUE OF NEW EQUITY SECURITIES...........................................       4
      11. Company to issue equity securities................................       4
      12. Company need not comply with statutory pre-emptive rights.........       4
      13. Issues of new equity securities are restricted....................       4
      14. Resolution not required if terms allow new issue..................       4
      15. Company may issue new equity securities on pro rata basis.........       5
      16. Company may issue new equity securities within 10% limit..........       6
      17. Company may issue new equity securities to employees..............       6
      18. Company may issue new equity securities in other cases............       8
      19. Entitlements to third party securities treated as issue of
          securities........................................................       8

   SHARE REGISTER...........................................................       9
      20. Company to maintain register of equity securities.................       9
      21. Register may be divided...........................................       9
      22. Status of registered shareholder..................................       9
      23. Trusts not to be entered on register..............................       9

   SHARE CERTIFICATES.......................................................       9
      24. Board may issue replacement share certificates....................       9
      25. Board may cancel share certificate................................      10

   TRANSFER OF SHARES.......................................................      10
      26. Methods of transfer...............................................      10
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      27. Shares transferred by entry on register...........................      10
      28. Board may refuse or delay transfer................................      11
      29. Restricted transfers of equity securities.........................      11
      30. Company may exercise enforcement provisions if default
          occurs............................................................      11
      31. Compulsory transfer of equity securities..........................      11
      32. Sale of minimum holdings..........................................      11

   CALLS, FORFEITURE AND LIEN...............................................      12
      33. Board may make calls on shares....................................      12
      34. Forfeiture of shares where calls or other amounts unpaid..........      12
      35. Company's lien....................................................      12

   ACQUISITION OF OWN SHARES, REDEMPTIONS AND FINANCIAL ASSISTANCE..........      12
      36. Company may acquire and hold its own equity securities............      12
      37. Acquisitions of own equity securities are restricted..............      12
      38. Company must give prior notice....................................      13
      39. Company may redeem equity securities..............................      14
      40. Redemptions are restricted........................................      14
      41. Financial assistance is restricted................................      15
      42. Ability to give financial assistance is restricted................      15
      43. Ordinary resolution required to approve transactions..............      16

   SHAREHOLDER RIGHTS.......................................................      16
      44. Share confers rights on shareholder...............................      16
      45. Voting restrictions under Rules...................................      17
      46. Board to ascertain disqualified holders...........................      17
      47. Deadline for challenge............................................      18
      48. Statement of rights to be given to shareholders...................      18
      49. Company must obtain approval before altering quoted equity
          security holders' rights..........................................      18

   DISTRIBUTIONS............................................................      19
      50. Board may authorise distributions.................................      19
      51. Board's power to authorise dividend is restricted.................      19
      52. Shareholder may waive dividend....................................      20
      53. Board deductions from dividend amounts owed to Company or
          as required by law................................................      20
      54. Unclaimed distributions...........................................      20

   MEETINGS OF SHAREHOLDERS.................................................      20
      55. Company must hold annual meeting of shareholders..................      20
      56. Company may hold special meetings of shareholders.................      21
      57. Proceedings at meetings of shareholders and interest groups.......      21
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PART C:  DIRECTORS..........................................................      21

   APPOINTMENT AND REMOVAL..................................................      21
      58. Number and residence of directors is restricted...................      21
      59. Fewer directors may act for limited purposes......................      21
      60. Appointment of directors..........................................      22
      61. Nominations to follow procedures..................................      22
      62. Appointment of directors to be voted on individually..............      22
      63. Removal of directors..............................................      23
      64. Rotation of directors.............................................      23
      65. Board may fill casual vacancy on the Board........................      24
      66. No shareholding qualification for directors.......................      24

   CHAIRPERSON..............................................................      24
      67. Directors to elect chairperson of the Board.......................      24

   VACATION OF OFFICE.......................................................      25
      68. Office of director vacated in certain cases.......................      25
      69. Directors' resignation procedure..................................      25

   MANAGEMENT OF THE COMPANY................................................      25
      70. Board to manage Company...........................................      25
      71. Board has powers necessary to manage Company......................      25
      72. Special resolutions necessary for major transactions..............      25
      73. Ordinary resolutions required for certain asset
          acquisitions or dispositions......................................      26
      74. Exceptions for certain acquisitions and dispositions..............      26
      75. Ordinary resolutions necessary for material transactions
          with related parties..............................................      27
      76. Exceptions for certain material transactions......................      27
      77. Ordinary resolutions required for control transactions............      28

   PROCEEDINGS OF THE BOARD.................................................      28
      78. Meetings of the Board.............................................      28
      79. Written resolutions of Board permitted............................      28
      80. Written resolutions may be in counterparts........................      28

   DELEGATION OF POWERS.....................................................      28
      81. Restriction on Board's right to delegate its powers...............      28
      82. Board delegates to comply with regulations........................      29
      83. Committee proceedings.............................................      29

   INTERESTED DIRECTORS.....................................................      29
      84. Directors must disclose their interests...........................      29
      85. General disclosure in certain cases will suffice..................      29
      86. Failure to disclose does not affect validity of transaction.......      29
      87. Company may avoid transaction if director interested..............      30
      88. Interested director must not vote.................................      30
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   REMUNERATION ................................................................     30
      89. Board's power to authorise remuneration is limited ...................     30
      90. Fixing directors' remuneration .......................................     30
      91. Expenses and special remuneration ....................................     31
      92. Payments upon cessation of office ....................................     31

   ALTERNATE DIRECTORS .........................................................     32
      93. Directors may appoint and remove alternate directors .................     32
      94. Alternate director has powers of appointor ...........................     32
      95. Termination of appointment of alternate director .....................     32

   MANAGING DIRECTOR ...........................................................     33
      96. Board may appoint managing director ..................................     33
      97. Remuneration of managing director subject to restrictions
          on directors' remuneration ...........................................     33
      98. Powers conferred on managing director ................................     33
      99. Managing director has no power to appoint alternate
          managing director ....................................................     33

PART D:  GENERAL ...............................................................     33

   CHANGE OF COMPANY NAME ......................................................     33
      100.A director may apply to change Company name ..........................     33

   INDEMNITY AND INSURANCE FOR DIRECTORS AND EMPLOYEES .........................     34
      101.Company may indemnify directors and employees for certain liabilities      34
      102.Company may effect insurance for directors and employees .............     34

   EXECUTION OF CONTRACTS ......................................................     34
      103.Manner of execution ..................................................     34
      104.Company may appoint attorneys ........................................     35

   REMOVAL OF COMPANY FROM REGISTER ............................................     35
      105.Directors may remove Company from New Zealand register ...............     35

   FIRST SCHEDULE    MINORITY VETO PROVISIONS ..................................     36

   INTERPRETATION ..............................................................     36
      1.  Construction .........................................................     36

   NOTICE ......................................................................     36
      2.  Notice requirements ..................................................     36
      3.  Exchange transactions ................................................     37

   RESPONSE REQUIREMENTS .......................................................     38
      4.  Immediate response requirements ......................................     38
      5.  General response requirement .........................................     38

   TAKEOVER REQUIREMENTS .......................................................     39
      6.  Nature of Takeover ...................................................     39
      7.  Exception ............................................................     39
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   REPORT...................................................................      39
      8.  Report required unless an exchange transaction....................      39
      9.  Restricted Transfer Status Report.................................      40
      10. Company Response to Restricted Transfer Status Report.............      41

   CHANGES TO TAKEOVER PROVISIONS...........................................      41
      11. Procedures at meetings on takeover provisions.....................      41
      12. Relevant groups may vote at one meeting...........................      41

   SECOND SCHEDULE      ENFORCEMENT PROVISIONS..............................      42

   INTERPRETATION...........................................................      42
      1.  Defined Terms.....................................................      42
      2.  Construction......................................................      42

   ENFORCEMENT..............................................................      42
      3.  Right to enforce..................................................      42
      4.  Default consequences..............................................      42
      5.  Powers of affected group..........................................      43
      6.  Voting restriction................................................      43
      7.  Proceedings at meetings...........................................      44
      8.  Limitation of remedies............................................      44
      9.  Exception.........................................................      44

   THIRD SCHEDULE       COMPULSORY ACQUISITION..............................      45

   INTERPRETATION...........................................................      45
      1.  Defined terms.....................................................      45
      2.  Construction......................................................      45

   ACQUISITION NOTICE.......................................................      45
      3.  Majority holder must give acquisition notice......................      45
      4.  Acquisition notice must set out certain matters...................      45
      5.  Obligation of majority holder.....................................      46

   CONSIDERATION............................................................      46
      6.  Calculation of consideration for remaining securities.............      46
      7.  Majority holder must pay within 10 business days..................      48
      8.  Majority holder must hold consideration on trust if holder
          not found.........................................................      48
      9.  Company to register majority holder as holder.....................      48
      10. Failure of majority holder to comply results in default...........      48

   FOURTH SCHEDULE      SALE OF MINIMUM HOLDINGS............................      49

   INTERPRETATION...........................................................      49
      1.  Construction......................................................      49

   NOTICE...................................................................      49
      2.  Notice to holder with less than a minimum holding.................      49
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      3.  Company may sell less than minimum holdings.......................      49
      4.  Sale procedures...................................................      49
      5.  Application of proceeds...........................................      49
      6.  Evidence of sale..................................................      50

   FIFTH SCHEDULE       CALLS, FORFEITURE AND LIENS.........................      51

   INTERPRETATION...........................................................      51
      1.  Construction......................................................      51

   CALLS ON SHARES..........................................................      51
      2.  Shareholders must pay calls.......................................      51
      3.  Call made when Board resolution passed............................      51
      4.  Joint holders are jointly and severally liable....................      51
      5.  Unpaid calls will accrue interest.................................      51
      6.  Amounts payable under terms of issue treated as calls.............      51
      7.  Board may differentiate between holders as to calls...............      51
      8.  Board may accept payment in advance for talk......................      52

   FORFEITURE OF SHARES.....................................................      52
      9.  Board may by notice require forfeiture of shares if calls
          unpaid............................................................      52
      10. Notice of forfeiture must satisfy certain requirements............      52
      11. Failure to comply with notice may lead to forfeiture..............      52
      12. Board may deal with forfeited share...............................      53
      13. Shareholder whose shares are forfeited loses rights...............      53
      14. Evidence of forfeiture............................................      53
      15. Company may sell forfeited share..................................      53

   LIEN ON SHARES...........................................................      53
      16. Company's lien....................................................      53
      17. Waiver of lien....................................................      54
      18. Company may sell shares on which it has a lien....................      54
      19. Company may transfer share and apply proceeds.....................      54

   SIXTH SCHEDULE       PROCEEDINGS AT MEETINGS OF SHAREHOLDERS.............      56

   INTERPRETATION...........................................................      56
      1.  Construction......................................................      56

   NOTICE...................................................................      56
      2.  Written notice most be given to shareholders, directors
          and auditors......................................................      56
      3.  Service of notices outside New Zealand............................      56
      4.  Notice must state nature of business..............................      56
      5.  Proxy form must be sent with notice...............................      57
      6.  Irregularities in notice may be waived............................      57
      7.  Company's accidental failure to send notice does not
          invalidate meeting................................................      57
      8.  Notice of an adjournment..........................................      57
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   MEETING AND QUORUM.......................................................      57
      9.  Methods of holding meetings.......................................      57
      10. Business to be transacted only if a quorum is present.............      58
      11. Quorum for shareholders' meeting..................................      58
      12. Meeting convened at shareholders' request dissolved if no
          quorum............................................................      58
      13. Other meetings to be adjourned if no quorum.......................      58

   CHAIRPERSON..............................................................      58
      14. Chairperson of Board to be chairperson of meeting.................      58
      15. Directors may elect chairperson if chairperson of Board
          not available.....................................................      58
      16. As a last resort shareholders may elect chairperson...............      58
      17. Chairperson's power to adjourn meeting............................      59

   VOTING...................................................................      59
      18. Voting by show of hands or voice vote at meeting..................      59
      19. Voting by voice if audio-conference meeting.......................      59
      20. Votes of joint holders............................................      59
      21. Chairperson not allowed casting vote..............................      59
      22. Chairperson's declaration of result...............................      59

   POLLS....................................................................      59
      23. Poll may be demanded by chairperson or shareholder................      59
      24. Tie at which polls to be taken....................................      60
      25. Counting votes cast in a poll.....................................      60
      26. Result of a poll to be treated as resolution of the meeting.......      60
      27. Proxy allowed to demand a poll....................................      60

   SHAREHOLDER PROPOSALS....................................................      60
      28. Shareholder proposals by written notice...........................      60
      29. Board to give notice of proposal at Company's expense.............      60
      30. Board to give notice of proposal at shareholder's expense.........      61
      31. Board may give notice of proposal on short notice.................      61
      32. Proposing shareholder may include statement.......................      61
      33. Board may exclude statement in some cases.........................      61
      34. Shareholder to give security for costs for proposal with
          short notice......................................................      61

   PROXIES..................................................................      61
      35. Proxies permitted.................................................      61
      36. Proxy to be treated as shareholder................................      61
      37. Appointment of proxy must be in writing and specify
          restrictions......................................................      62
      38. Notice of proxy to be produced at least 48 hours before
          meeting...........................................................      62
      39. Form of notice of proxy...........................................      62
      40. Vote by proxy valid where Company not notified before
          meeting of disqualified proxy.....................................      62
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   POSTAL VOTES.............................................................      62
      41. Postal votes are not permitted....................................      62

   CORPORATE REPRESENTATIVES................................................      63
      42. Corporations may act by representative............................      63

   MINUTES..................................................................      63
      43. Board must keep minutes of proceedings............................      63

   OTHER PROCEEDINGS........................................................      63
      44. Meeting may regulate other proceedings............................      63

   SEVENTH SCHEDULE     PROCEEDINGS OF THE BOARD............................      64

   NOTICE OF MEETING........................................................      64
      1.  Director or employee under director's instructions to
          convene meetings..................................................      64
      2.  Notice to contain certain details.................................      64
      3.  Period of notice required to be given to directors in New
          Zealand...........................................................      64
      4.  Notice to be sent to director's address...........................      64
      5.  Directors may waive irregularities in notice......................      64

   MEETING AND QUORUM.......................................................      64
      6.  Methods of holding meetings.......................................      64
      7.  Quorum for Board meeting..........................................      65
      8.  Meeting adjourned if no quorum....................................      65

   CHAIRPERSON..............................................................      65
      9.  Chairperson to chair meetings.....................................      65
      10. Directors may elect chairperson of meeting if chairperson
          of Board is not present...........................................      65

   VOTING...................................................................      65
      11. Voting on resolutions.............................................      65
      12. Chairperson does not have a casting vote in some cases............      66

   MINUTES..................................................................      66
      13. Board must keep minutes of proceedings............................      66

   OTHER PROCEEDINGS........................................................      66
      14. Board may regulate other proceedings..............................      66

   EIGHTH SCHEDULE      PROXY...............................................      67

   NINTH SCHEDULE       HOLDING BY BARE TRUSTEE.............................      70
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                               THE CONSTITUTION OF
                       FISHER & PAYKEL INDUSTRIES LIMITED

PART A:  INTRODUCTION

         Interpretation

1.    DEFINED TERMS
      In this constitution:

      1.1   The following expressions have the following meanings:

            the Act means the Companies Act 1993;

            the Company means Fisher & Paykel Industries Limited;

            this constitution means this constitution as it may be altered from time to time in accordance with the Act;

            director has the meaning given by the Act;

            ordinary resolution has the same meaning in relation to the Company as the expression "Ordinary Resolution of the Issuer" under the Rules;

            the Rules means the Listing Rules of the New Zealand Stock Exchange as altered from time to time by the Exchange;

            shareholders' funds has the same meaning in relation to the Company as the expression "Shareholders Funds of the Issuer" under the Rules;

            special resolution means a resolution approved by a majority of 75% of votes of the holders of securities entitled to vote and voting;

            treasury stock means shares in the Company acquired by the Company and held as treasury stock pursuant to the Act;

            written or in writing in relation to words, figures and symbols includes all modes of presenting or reproducing those words, figures and symbols in a tangible and visible form.

      1.2 Expressions and words (whether or not expressed with initial capital letters) which are defined in the Rules and which are not defined in clause 1.1. have the meanings given by the Rules.
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      1.3   Subject to clause 1.2, expressions which are defined in the Act and/or the Securities Act 1978 (whether in section 2, or elsewhere for the purposes of a particular subsection, section or sections) have the meanings given to them by the Act and/or the Securities Act 1978. Where an expression is defined in the Act and/or the Securities Act 1978 more than once and in different contexts, its meaning will be governed by the context in which it appears in this constitution.

2.    CONSTRUCTION
      In this constitution:

      2.1 Headings appear as a matter of convenience and do not affect the interpretation of this constitution;

      2.2 The singular includes the plural and vice versa, and words importing one gender include the other genders;

      2.3 A reference to an enactment or any regulations is a reference to that enactment or those regulations as amended, or to any enactment or regulations substituted for that enactment or those regulations;

      2.4   The Schedules form part of this constitution.

            THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE ACT

3.    EFFECT OF THE ACT ON THIS CONSTITUTION

      The Company, the Board, each director, and each shareholder have the rights, powers, duties, and obligations set out in the Act except to the extent that they are negated or modified, in accordance with the Act, by this constitution.

4.    EFFECT OF THIS CONSTITUTION

      This constitution has no effect to the extent that it contravenes the Act, or is inconsistent with it.

            THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE RULES

5.    COMPANY MUST COMPLY WITH RULES WHILE LISTED

      For so long as the Company is listed, the Company must comply with the Rules.

6.    EFFECT OF EXCHANGE'S RULINGS

      If the Exchange has granted a ruling in relation to the Company authorising any act or omission which in the absence of that ruling would be in contravention of

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      the Rules or this constitution that act or omission will, unless a contrary intention appears in this constitution, be regarded as being authorised by the Rules and by this constitution.

7.    FAILURE TO COMPLY WITH RULES HAS LIMITED EFFECT IN SOME CASES

      Any failure to comply with:

            (a)   the Rules; or

            (b)   clauses 45, 73 and 75,

      does not affect the validity or enforceability of any transaction, contract, action or other matter whatsoever (including the proceedings of, or voting at, any meeting) done or entered into by, or affecting, the Company, except that a party to a transaction or contract who knew of the failure to comply with the Rules or clauses 45, 73 and 75 is not entitled to enforce that transaction or contract. This clause does not affect the rights of any holder of securities of the Company against the Company or the Board arising from failure to comply with the Rules or clauses 45, 73 and 75.

            ALTERATION OR REVOCATION OF THIS CONSTITUTION

8.    SHAREHOLDERS MAY ALTER OR REVOKE THIS CONSTITUTION

      The shareholders may alter or revoke this constitution by special resolution.

PART B: SHARES AND SHAREHOLDERS

            EXISTING SHARES

9.    COMPANY'S SHARES

      Upon reregistration under the Act, the Company has 108,538,797 shares.

            CONSOLIDATION AND SUBDIVISION

10.   BOARD MAY ALTER NUMBER OF SHARES

      Subject to obtaining the authorisation of shareholders by ordinary resolution the Board may:

      10.1 consolidate and divide shares or any class of shares, so that each shareholder holds a proportionately fewer number of shares; or

      10.2 subdivide shares or any class of shares, so that each shareholder holds a proportionately greater number of shares.


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            ISSUE OF NEW EQUITY SECURITIES

11.   COMPANY TO ISSUE EQUITY SECURITIES

      11.1 The Company may issue equity securities in accordance with clauses 12 and 13 and with clauses 15 to 18.

      11.2 The Company may issue further equity securities that rank as to voting or distribution rights, or both, equally with or in priority to any existing equity securities in the Company. Any such issue will not be treated as an action affecting the rights attached to the existing equity securities.

12.   COMPANY NEED NOT COMPLY WITH STATUTORY PRE-EMPTIVE RIGHTS

      Subject to clauses 13 to 18, if the Company issues equity securities that rank as to voting or distribution rights, or both, equally with or prior to the equity securities already issued by the Company, the Company need not first offer those equity securities for acquisition to existing holders.

13.   ISSUES OF NEW EQUITY SECURITIES ARE RESTRICTED

      The Company must not issue any equity securities unless:

      13.1 the precise terms and conditions of the specific proposal to issue those equity securities have been approved (subject to clause 14) by separate resolutions (passed by a simple majority of votes) of holders of each class of quoted equity securities of the Company whose rights or entitlements could be affected by the issue, and the issue is completed in the case of an issue made solely to employees, within 12 months, and in all other circumstances, within 6 months, after the passing of those resolutions; or

      13.2  the issue is made in accordance with any of clauses 15 to 18.

      For the purposes of this clause and clauses 15 to 18, the transfer by the Company of treasury stock is deemed to constitute the issue of equity securities.

14.   RESOLUTION NOT REQUIRED IF TERMS ALLOW NEW ISSUE

      A resolution pursuant to clause 13.1 of the holders of a class of securities is not required if:

      14.1 the terms of issue of those securities expressly reserved the right to make the issue of new equity securities in question, and specified at least the maximum number, and class, of new equity securities which could be issued, and the time within which they could be issued; or

      14.2 those securities were issued on terms that the holders of those securities would vote together with the holders of another class or classes of equity

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
            securities on a resolution of the nature referred to in clause 13.1 and the issue is approved by a resolution (passed by a simple majority of votes) of holders of all the relevant classes voting together.

15.   COMPANY MAY ISSUE NEW EQUITY SECURITIES ON PRO RATA BASIS

      The Company may issue equity securities if:

      15.1 those equity securities are offered to holders of existing equity securities of the Company on a basis which, if the offer were accepted by all such holders, would maintain the existing proportionate rights of each existing holder (relative to other holders of equity securities) to votes and to distribution rights, and that offer is renounceable; or

      15.2 those equity securities are issued to holders of existing equity securities of the Company as fully paid securities on a basis which maintains the existing proportionate rights of each existing holder (relative to other holders of equity securities) to votes and to distribution rights.

      Notwithstanding clauses 15.1 and 15.2, the Company is entitled:

      15.3 to issue any equity securities in respect of which an offer is not accepted, or which because of fractional entitlements are not otherwise offered, to such persons and in such manner as the Board considers equitable and in the interests of the Company, provided that the price and terms and conditions of the issue of such equity securities are not materially more favourable to the persons to whom they are issued than the terms of the original offer;

      15.4 to offer and issue equity securities to the holders of existing securities in accordance with specific rights attached to those existing securities participate in issues of equity securities, notwithstanding that the effect may be that existing proportionate rights to votes and distribution rights are not maintained;

      15.5 to authorise a disproportionate offer to the extent necessary to round up holdings of equity securities to a minimum holding, or to avoid the creation of holdings which are not minimum holdings; and

      15.6 to not offer or issue equity securities to holders of existing equity securities the terms of which expressly exclude the right to participate in the relevant offer or issue.

      In this clause, distribution right means a right of the nature referred to in paragraph (a) or paragraph (b) of the definition in the Rules of "Equity Security".

16.   COMPANY MAY ISSUE NEW EQUITY SECURITIES WITHIN 10% LIMIT

      The Company may issue equity securities if:

      16.1 the issue is not made in whole or in part to any director, associated person of a director or employee (as defined in clause 17.7) of the Company; and

      16.2 the total number of equity securities issued, and all other equity securities of the same class issued pursuant to this clause during the shorter of the period of 12 months preceding the date of the issue and the period from the date on which the Company was listed to the date of the issue, will not exceed the aggregate of:

            (a) 10% of the total number of equity securities of that class on issue at the commencement of that period;

            (b) 10% of the number of the equity securities of that class issued during that period pursuant to clauses 13.1, 15, 17 and 18; and

            (c) any equity securities of that class issued pursuant to this clause during that period, the issue of which has been ratified by an ordinary resolution;

            less

            (d) 10% of the number of equity securities of that class which have been acquired or redeemed by the Company during that period (other than equity securities held as treasury stock).

      Provided that for the purposes of this clause, securities which will, or may, convert to other equity securities are deemed to be of the same class as, and to correspond in number to, the equity securities into which they will, or may, convert.

      Provided also that where conversion ratio is fixed by reference to the market price of the underlying securities, the market price, unless otherwise specified in the terms of the issue, shall be the average end of day market price over the business days in the calendar month before the earlier of the day the issue is made or announced to the market.

17.   COMPANY MAY ISSUE NEW EQUITY SECURITIES TO EMPLOYEES

      The Company may issue equity securities if:

      17.1  the issue is made to employees of the Company;

      17.2  the issue is of a class of securities already on issue:

      17.3 the total number of securities issued, and all other equity securities of the same class issued to employees of the Company pursuant to this clause during the shorter of the period of 12 months preceding the date of the issue and the period from the date on which the Company was listed to the date of the issue, does not exceed 2% of the aggregate of:

            (a) the total number of equity securities of that class on issue at the commencement of that period; and

            (b) the total number of equity securities of that class issued during that period pursuant to clauses 13.1, 15, 16 and 18; and

      17.4 the total number of securities issued, and all other equity securities of the same class issued to employees of the Company pursuant to this clause during the shorter of the period of 5 years preceding the date of the issue and the period from the date on which the Company was listed to the date of the issue, does not exceed 5% of the total number of equity securities of that class on issue immediately preceding the date of the issue.

      For the purposes of this clause:

      17.5 securities which will, or may, convert to other equity securities are deemed to be of the same class as, and to correspond in number to, the equity securities into which they will, or may, convert;

      17.6 directors and associated persons of directors must not participate in any such issue unless the scheme for such participation and the precise levels of entitlement for each such person have been previously approved by an ordinary resolution;

      17.7 employee in relation to the Company includes an employee or officer of the Company or any of its subsidiaries, a labour only contractor, consultant, or consultant company who or which contracts with the Company or with any of its subsidiaries, any trustee or trustees on behalf of any of the above employees or officers, and any trustee or trustees of or in respect of any pension, superannuation or like fund established for the benefit of any of the above employees or officers; and

      17.8 an issue to a director, or an associated person of a director, solely in that person's capacity as a trustee of a bona fide employee share scheme, superannuation scheme, or the like, in which that director or associated person has no beneficial interest, is deemed not to be an issue to a director or associated person of a director, or an issue in which directors or associated persons participate.

18.   COMPANY MAY ISSUE NEW EQUITY SECURITIES IN OTHER CASES

      The Company may issue equity securities if:

      18.1 the issue is made as consideration in an offer made by the Company in accordance with:

            (a)   Part I of the Companies Amendment Act 1963; or

            (b) any takeover code approved under section 28 of the Takeovers Act 1993; or

            (c) provisions of the constitution or trust deed of another issuer which comply with section 4 of the Rules; or

            (d) any takeover law regime of a jurisdiction other than New Zealand which provides for prior notice, publicity and disclosure which in the opinion of the Exchange is at least as useful to the recipients of the offer as the requirements of one or more of the provisions referred to in (a), (b) or (c) above;

      and that offer is made to all holders (other than the Company and its related companies) of equity securities in any company or other entity listed on the Exchange or on a recognised stock exchange, which is not a company or other entity that is an associated person of the Company or of any director; or

      18.2 the issue is made upon conversion of any securities from time to time issued by the Company if the terms of issue of those securities provided for conversion to equity securities of the kind issued; or

      18.3 the issue is made to an existing holder of equity securities of the Company in order to bring that holder's holding up to a minimum holding; or

      18.4 the issue is made pursuant to an arrangement, amalgamation or compromise effected pursuant to Part XIII or Part XV of the Act; or

      18.5 the issue is made pursuant to a plan for the issue of securities in lieu of dividends.

19.   ENTITLEMENTS TO THIRD PARTY SECURITIES TREATED AS ISSUE OF SECURITIES

      Entitlements conferred by the holding of equity securities of the Company, to securities of a third party (whether or not that third party is an issuer), must not be created or conferred other than in compliance with clauses 13 to 18, as if such securities comprised an issue of equity securities of the Company.

            SHARE REGISTER

20.   COMPANY TO MAINTAIN REGISTER OF EQUITY SECURITIES

      The Company must maintain a share register in the manner required by the Act. The Company must maintain a register for any other equity securities issued by the Company.

21.   REGISTER MAY BE DIVIDED

      The share register and any other register of equity securities may be divided into 2 or more registers kept in different places.

22.   STATUS OF REGISTERED SHAREHOLDER

      The Company may treat the registered holder of an equity security as the only person entitled to:

      22.1  exercise any right to vote attaching to the share;

      22.2  receive notices;

      22.3  receive any distribution in respect of the share; and

      22.4  exercise any other rights and powers attaching to the share.

      This clause does not limit the right of the registered shareholder to appoint a proxy or corporate representative.

23.   TRUSTS NOT TO BE ENTERED ON REGISTER

      Subject to the provisions of the ninth schedule, the Company must not enter any notice of a trust on the share register, or any other register of equity securities, whether that trust is express, implied or constructive.

            SHARE CERTIFICATES

24.   BOARD MAY ISSUE REPLACEMENT SHARE CERTIFICATES

      The Board:

      24.1 may issue a replacement share certificate for any share certificate that is worn out or defaced; and

      24.2 subject to clause 25.1, must issue a share certificate for one that has been lost or destroyed, subject to satisfactory proof of that fact, payment 01` the reasonable expenses of the Company and, if required by the Board, an appropriate indemnity being given to the Company.

25.   BOARD MAY CANCEL SHARE CERTIFICATE

      The Board may cancel share certificates of the Company:

      25.1 for the purpose of introducing a system of transfer of shares approved under section 7 of the Securities Transfer Act 1991 that does not require production of share certificates for the transfer of shares; or

      25.2  upon:

            (a)   the consolidation or subdivision of any shares; or

            (b) any change to the amount paid up or credited as paid up on any shares; or

            (c) any change of name of the Company, and must issue share certificates reflecting such change.

            TRANSFER OF SHARES

26.   METHODS OF TRANSFER

      Subject to any determination by the Board, shares (and, subject to their terms of issue, any other equity securities) may be transferred by the following methods:

      26.1 by the delivery of a form of transfer signed by the present holder of the equity securities or by that holder's attorney, personal representative, or by any other person who may lawfully sign on behalf of that holder, to the Company or an agent of the Company who maintains the register for those securities. The transferee must sign the transfer form if the registration as holder of those securities imposes a liability to the Company on the transferee; or

      26.2 in accordance with any system of transfer approved under section 7 of the Securities Transfer Act 1991.

27.   SHARES TRANSFERRED BY ENTRY ON REGISTER

      Shares may be transferred by entry on the Company's share register of the name of the transferee.

28.   BOARD MAY REFUSE OR DELAY TRANSFER

      The Board may in its absolute discretion refuse or delay the registration of any transfer of shares (and, subject to their terms of issue, any other equity securities) only in any of the following circumstances:

      28.1  the Company has a lien on those securities;

      28.2 the transfer is not accompanied by documentation that establishes the entitlement to transfer; or

      28.3 registration of the transfer, together with the registration of any further transfer or transfers then held by the Company and awaiting registration, would result in the proposed transferee holding securities of less than the minimum holding.

29.   RESTRICTED TRANSFERS OF EQUITY SECURITIES

      Any restricted transfer of quoted equity securities must comply with the provisions set out in the First Schedule. This clause and the First Schedule (or any part as determined by the Exchange) shall cease to apply if a takeovers code pursuant to section 28 of the Takeovers Act 1993 comes into force and with the approval of the Exchange (subject to such conditions as the Exchange may impose).

30.   COMPANY MAY EXERCISE ENFORCEMENT PROVISIONS IF DEFAULT OCCURS

      In the event of any act or omission constituting non-compliance with the provisions set out in the First Schedule, the Company may exercise the powers set out in the Second Schedule. This clause and the Second Schedule (or any part as determined by the Exchange) shall cease to apply if a takeovers code pursuant to section 28 of the Takeovers Act 1993 comes into force and with the approval of the Exchange (subject to any conditions which the Exchange may impose), except that this clause shall continue to apply in respect of a default which may have occurred prior to any takeover code coming into force.

31.   COMPULSORY TRANSFER OF EQUITY SECURITIES

      Where a person or a group of associated persons becomes the holder of 90 percent or more of a class of quoted equity securities of the Company, the compulsory acquisition provisions set out in the Third Schedule will apply.

32.   SALE OF MINIMUM HOLDINGS

      The Company may sell securities of less than a minimum holding in accordance with the procedures set out in the Fourth Schedule.

            CALLS, FORFEITURE AND LIEN

33.   BOARD MAY MAKE CALLS ON SHARES

      The Board may make calls on any shareholder for any money that is unpaid on that shareholder's shares and not otherwise payable at a specified time or times under this constitution or the terms of issue of those shares or any contract for the issue of those shares. An obligation to pay amounts unpaid of the issue price of any shares must not be cancelled, reduced or deferred without the authority of an ordinary resolution. The Fifth Schedule governs calls on shares.

34.   FORFEITURE OF SHARES WHERE CALLS OR OTHER AMOUNTS UNPAID

      The Board may commence procedures in accordance with the Fifth Schedule for forfeiture of any shares if the holder fails to pay:

      34.1  a call, or an installment of a call, on those shares; or

      34.2 any amount that is payable under this constitution or the terms of issue of those shares or any contract for the issue of the shares.

35.   COMPANY'S LIEN

      The Company has a lien on shares and on dividends in respect of such shares on the terms set out in the Fifth Schedule.

            ACQUISITION OF OWN SHARES, REDEMPTIONS AND FINANCIAL ASSISTANCE

36.   COMPANY MAY ACQUIRE AND HOLD ITS OWN EQUITY SECURITIES

      36.1 The Company may purchase or otherwise acquire equity securities issued by the Company and may hold those equity securities as treasury stock in accordance with the Act, this constitution and the Rules.

      36.2 The Board may make an offer to one or more holders of equity securities to acquire equity securities issued by the Company in such number or proportions as it thinks fit, in accordance with the Act, this constitution and the Rules.

37.   ACQUISITIONS OF OWN EQUITY SECURITIES ARE RESTRICTED

      Subject to clause 38, the Company must not acquire equity securities of the Company unless the acquisition:

      37.1 is effected by offers made by the Company through the Exchange's order matching market, or through the order matching market of a recognized stock exchange; or

      37.2 is effected in compliance with section 60(l)(a) (read together with section 60(2)) of the Act; or

      37.3 is an acquisition of the nature referred to in section 61(7) of the Act; or

      37.4  is approved by an ordinary resolution in accordance with clause 43;
            or

      37.5 is required by a shareholder of the Company pursuant to sections 110 or 118 of the Act; or

      37.6 is effected in compliance with section 60(l)(b)(ii) (read together with section 61) of the Act and:

            (i) is made only from any person who is not a director, associated person of a director or an employee (as defined in clause 17.7) of the Company; and

            (ii) the total number of equity securities of the same class acquired pursuant to this clause 37.6 during the period of 12 months preceding the date of the acquisition, will not exceed 10% of the total number of equity securities of that class on issue at the commencement of that period.

            Provided that for the purposes of this clause 37.6, securities which will, or may convert to other equity securities shall be deemed to be of the same class, as, and to correspond in number to, securities in which they will, or may, convert.

            Provided also that where the conversion ratio is fixed by reference to the market price of the underlying securities, the market price for the purposes of this clause 37.6 shall be the average end of day market price over the business days in the calendar month before the earlier of the day the acquisition is entered into or announced to the market.

38.   COMPANY MUST GIVE PRIOR NOTICE

      Before the Company acquires equity securities of the Company other than an acquisition from a holder who holds less than a minimum holding the Company must give at least 3 business days notice to the Exchange. The notice must:

      38.1 specify a period of time not exceeding 12 months from the date of the notice within which the Company will acquire equity securities; and

      38.2 specify the class and maximum number of equity securities to be acquired in that period;

            provided that the Company may at any time by 3 business days notice to the Exchange cancel or vary any notice so given.

39.   COMPANY MAY REDEEM EQUITY SECURITIES

      39.1  The Company may redeem equity securities:

            (a) at the option of the Company if permitted by their terms of issue;

            (b) at the option of the holder of the equity securities if permitted by the terms of issue; or

            (c) on a date for redemption specified by a special resolution which alters this constitution by adding such a date, or (to the extent permitted by law), on a date for redemption specified as such in the terms of issue of such equity securities, for a consideration that is specified, calculated by reference to a formula, or required to be fixed by a suitably qualified person who is not associated with or interested in the Company, in accordance with the Act, this constitution, and the Rules.

      39.2 The Company may exercise an option to redeem equity securities issued by the Company in relation to one or more holders of equity securities, in accordance with the Act, this constitution, and the Rules.

40.   REDEMPTIONS ARE RESTRICTED

      40.1 The Company must not redeem equity securities of the Company other than a redemption from a holder who holds less than a Minimum Holding unless:

            (a)   those equity securities were issued in compliance with clause
                  13.1 or clause 15, and the Company is bound or entitled to redeem those equity securities pursuant to the terms of their issue; or

            (b)   those equity securities are redeemed in compliance with
                  section 69(l)(a) of the Act; or

            (c) those equity securities are debt securities which may be converted into shares in the Company, and, before that conversion, they are redeemed in cash; or

            (d) the redemption of those equity securities is approved in accordance with clause 43.

      40.2 Equity securities which are not shares of the Company, may be acquired under clauses 37.2, 37.3 and 37.6 or redeemed under clause 40.1(b) if the Company complies with sections of the Act referred to in clauses 37.2, 37.3 and 37.6 and clause 40.1(b), on the basis that references in those sections of the Act to "shares" shall be deemed to be references to all equity securities of the class of equity securities which is the subject of the acquisition or redemption and references to "shareholders" shall be read accordingly.

41.   FINANCIAL ASSISTANCE IS RESTRICTED

      The Company must not give financial assistance for the purpose of, or in connection with, the acquisition of equity securities issued or to be issued by the Company unless the giving of that assistance:

      41.1  complies with clause 42; or

      41.2  is approved by an ordinary resolution in accordance with clause 43.

42.   ABILITY TO GIVE FINANCIAL ASSISTANCE IS RESTRICTED

      The Company may give financial assistance of the nature referred to in clause 41 if:

      42.1 the financial assistance is not given in whole or in part to any director, associated person of a director or employee (as defined in clause 17.7) of the Company, and the amount of the financial assistance, together with the amount of all other financial assistance given under this clause 42.1 by the Company during the shorter of the period of 12 months preceding the date of giving of the financial assistance, and the period from the date on which the Company was listed to the date of giving of the financial assistance, does not exceed 5% of shareholders' funds; or

      42.2 the financial assistance is given to employees (as defined in clause 17.7) of the Company and:

            (a) the amount of the financial assistance, together with the amount of all other financial assistance given under this clause 42.2 by the Company during the shorter of the period of 12 months preceding the date of giving of the financial assistance, and the period from the date on which the Company was listed to the date of giving of the financial assistance, does not exceed 2% of shareholders' funds; and

            (b) the amount of the financial assistance, together with the amount of all other financial assistance given under this clause 42.2 during the shorter of the period of five years preceding the date of giving of the financial assistance and the period from the date on which the Company was listed to the date of giving of the financial assistance, does not exceed 5% of shareholders' funds; and

            (c) the financial assistance is not given to any director or associated person of a director; or

      42.3 the financial assistance is offered or given so that all holders of equity securities of the Company are treated, or given the opportunity to be treated, on the same basis.

      For the purposes of clause 42.2(c) financial assistance given to a director or an associated person of a director solely in that person's capacity as a trustee of a bona tide employee share scheme, superannuation scheme, or the like, in which that director or associated person has no beneficial interest, is deemed not to be financial assistance given to a director or associated person of a director.

43.   ORDINARY RESOLUTION REQUIRED TO APPROVE TRANSACTIONS

      The Company may acquire equity securities under clause 37.4 or redeem equity securities under clause 40.1(d), or give financial assistance of the nature referred to in clause 41.2, if the precise terms and conditions of the specific proposal (the "Proposal") to acquire or redeem those equity securities, or of the giving of that financial assistance, has been approved by separate resolutions (passed by a simple majority of votes) of holders of each separate group of each class of quoted equity securities of the Company whose rights or entitlements are materially affected in a similar way by the Proposal. Any such acquisition must be completed within 12 months, and redemption or financial assistance completed or given within six months, after the passing of the relevant resolutions.

            SHAREHOLDER RIGHTS

44.   SHARE CONFERS RIGHTS ON SHAREHOLDER

      Subject to clause 45 and the terms on which a share is issued, a share in the Company confers on the holder:

      44.1 subject to clause 22, the right to one vote on a poll at a meeting of shareholders on any resolution, including any resolution to:

            (a) appoint or remove a director (subject to clauses 60 any 63) or an auditor;

            (b)   adopt a constitution;

            (c)   alter this constitution;

            (d)   approve a major transaction;

            (e)   approve an amalgamation under the Act; and

            (f)   put the Company into liquidation;

      44.2  the right to an equal share in dividends authorised by the Board;
            and

      44.3 the right to an equal share in the distribution of the Company's surplus assets.

      Equity security holders of all classes shall be entitled to attend meetings of shareholders and to receive copies of all notices, reports and financial statements issued generally to holders of securities carrying votes.

45.   VOTING RESTRICTIONS UNDER RULES

      A person, or any associated person of that person, who is prohibited by the Rules from casting a vote in favour of any resolution of a nature specified in the Rules, or more than a proportion of a vote in favour of any resolution of a nature specified in the Rules, must not cast a vote in favour of any such resolution, or more than that proportion of a vote in favour of any such resolution, on any relevant securities held by that person. For the purposes of this clause:

      45.1 on a resolution under clause 13, a person to whom it is proposed to issue the new securities referred to in that resolution is not disqualified from voting if the new securities are to be offered on the same basis to all holders of securities of the same class as the securities held by that person; and

      45.2 this clause does not prevent a person disqualified from voting under this clause, who has been appointed as a proxy or voting representative by another person who is not disqualified from voting under this clause, from voting in respect of the securities held by that other person in accordance with the express instructions of that other person.

46.   BOARD TO ASCERTAIN DISQUALIFIED HOLDERS

      The Board must use reasonable endeavours to ascertain, no later than 5 business days before any meeting to consider a resolution on which the Rules prohibit certain persons from voting, or restrict the voting rights of certain persons, the identity of holders of securities who are disqualified from, or restricted in, voting on that resolution, and on request must supply a list of such holders to the Exchange and any holder of equity securities of the Company.

47.   DEADLINE FOR CHALLENGE

      A resolution of, or proceeding at, a meeting in breach of clause 45 must not be impugned on the basis of a breach of clause 45. However this does not prejudice any remedy (other than those which take legal effect against the Company) which any holder of securities may have against any disqualified person who casts a vote at a meeting, or any person who, being restricted in voting under clause 45, casts more than the permitted proportion of a vote, in breach of clause 45. Any objection by a holder of securities to the accuracy or completeness of any list provided pursuant to clause 46 must be disregarded by the Company and the chairperson of the relevant meeting if it is notified to the Company later than one full business day before the time fixed for commencement of the meeting.

48.   STATEMENT OF RIGHTS TO BE GIVEN TO SHAREHOLDERS

      Where the Act requires, the Company must issue a statement of shareholder rights complying with the Act to any shareholder who asks for one.

49. COMPANY MOST OBTAIN APPROVAL BEFORE ALTERING QUOTED EQUITY SECURITY HOLDERS' RIGHTS

      The Company must not take any action that affects the rights attached to quoted equity securities unless that action has been approved by a special resolution of each interest group. For the purposes of this clause:

      49.1 class means a class of equity securities having attached to them identical rights, privileges, limitations and conditions;

      49.2 interest group, in relation to any action or proposal affecting rights attached to equity securities, means a group of holders of equity securities:

            (a)   whose affected rights are identical;

            (b) whose rights are affected by the action or proposal in the same way; and

            (c) subject to clause 49.3, who comprise the holders of one or more classes of equity securities in the Company;

      49.3 one or more interest groups may exist in relation to any action or proposal and if:

            (a) action is taken in relation to some holders of equity securities in a class and not others; or

            (b) a proposal expressly distinguishes between some holders of equity securities in a class and other holders of equity securities of that class,

      holders of equity securities in the same class may fall into 2 or more interest groups;

      49.4  the rights attached to an equity security include:

            (a) the rights, privileges, limitations and conditions attached to the equity security by the Act, this constitution, or the document which governs the rights of that equity security, including voting rights and rights to distributions;

            (b) the right to have the procedure set out in this clause observed by the Company;

            (c) the right that a procedure required by this constitution or the document which governs the rights of that equity security for the amendment or alteration of rights not be amended or altered.

      The Company shall not be required to comply with this clause in respect of actions that affect the rights attached to equity securities which are not shares of the Company if those equity securities were issued:

      49.5  before 30 April 1995; or

      49.6 on terms which expressly permitted the action in question to be taken without the approval of holders of those equity securities, and those terms were clearly disclosed in the offering document (if any) pursuant to which those equity securities were offered.

            DISTRIBUTIONS

50.   BOARD MAY AUTHORISE DISTRIBUTIONS

      The Board may authorise a distribution by the Company in accordance with the Act.

51.   BOARD'S POWER TO AUTHORISE DIVIDEND IS RESTRICTED

      The Board must not authorise a dividend:

      51.1  in respect of some but not all the shares in a class; or

      51.2 that is of a greater value per share in respect of some shares of a class than it is in respect of other shares of that class,

      unless the amount of the dividend in respect of a share of that class is in proportion to the amount paid to the Company in satisfaction of the liability of the shareholder under this constitution or under the terms of issue of the share or under a contract for the issue of the share. Nothing in this clause prevents the Board issuing shares wholly or partly in lieu of dividend in accordance with the Act.

52.   SHAREHOLDER MAY WAIVE DIVIDEND

      52.1 Notwithstanding clause 51, a shareholder may waive his, her or its entitlement to receive a dividend by giving a written notice to the Company signed by or on behalf of the shareholder.

53.   BOARD DEDUCTIONS FROM DIVIDEND AMOUNTS OWED TO COMPANY OR AS REQUIRED BY
      LAW

      The Board may, at its discretion, deduct from any dividend payable in respect of equity securities to any shareholder any amount owed by the holder to the Company on account of any unpaid calls, instalments, premiums or other amounts, and any interest payable on such amounts, relating to such securities. The Board must deduct from any dividend payable to any shareholder any amount it is required by law to deduct.

54.   UNCLAIMED DISTRIBUTIONS

      All dividends and other distributions:

      54.1 unclaimed for one year after the due date for payment may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall be entitled to mingle the distribution with other money of the Company and shall not be required to hold it or to regard it as being impressed with any trust; and

      54.2 remaining unclaimed for live years after becoming payable may at the expiry of such period be forfeited by the Board for the benefit of the Company. However, the Board must at any time after such forfeiture annul the forfeiture and, subject to compliance with the solvency test, pay the distribution to the person producing evidence of entitlement.

            MEETINGS OF SHAREHOLDERS

55.   COMPANY MUST HOLD ANNUAL MEETING OF SHAREHOLDERS

      55.1  The Board must call an annual meeting of shareholders to be held:


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            (a)   once in each calendar year; and

            (b) not later than 15 months after the date of the previous annual meeting of shareholders; and

            (c)   not later than 6 months after the balance date of the Company.

      55.2 The Company must hold the meeting on the date on which it is called by the Board to be held.

56.   COMPANY MAY HOLD SPECIAL MEETINGS OF SHAREHOLDERS

      A special meeting of shareholders entitled to vote on an issue:

      56.1  may be called at any time by:

            (a)   the Board: or

            (b) any person who is authorised by this constitution to call such a meeting; and

      56.2 must be called by the Board on the written request of shareholders holding shares carrying together not less than 5 percent of the voting rights entitled to be exercised on the issue.

57.   PROCEEDINGS AT MEETINGS OF SHAREHOLDERS AND INTEREST GROUPS

      The Sixth Schedule governs the proceedings at meetings of shareholders. The Sixth Schedule also governs the proceedings of meetings of any interest group required to be held by the Act, the Rules, or this constitution, with all necessary consequential modifications, except that the quorum shall be members of the interest group holding 5% or more of the total number of securities held by all members of that group having the right to vote at the meeting.

PART C: DIRECTORS

            APPOINTMENT AND REMOVAL

58.   NUMBER AND RESIDENCE OF DIRECTORS IS RESTRICTED

      The minimum number of directors (other than alternate directors) is 4. The maximum number of directors (other than alternate directors) is 9. At least 2 directors must be ordinarily resident in New Zealand.

59.   FEWER DIRECTORS MAY ACT FOR LIMITED PURPOSES

      The Board may act notwithstanding any vacancy in their body, but if and for so long as the number of directors is reduced below the minimum number, the

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
      continuing directors may act for the purpose of increasing the number of directors to the minimum number (by the Board making an appointment to fill the vacancy, in accordance with this constitution), or of summoning a meeting of security holders, but for no other purpose.

60.   APPOINTMENT OF DIRECTORS

      Any person who is not disqualified under the Act may be appointed as a director by an ordinary resolution of security holders.

61.   NOMINATIONS TO FOLLOW PROCEDURES

      Nominations for directors must comply with the following procedures:

      61.1 A person (other than a director retiring at the meeting) must not be elected as a director at a meeting of security holders unless that person has been nominated by a security holder entitled to attend and vote at the meeting:

      61.2 Apart from the restrictions in the Act, there is no restriction on the persons who may be nominated as directors, nor is there any precondition to the nomination of a director other than compliance with the time limits in accordance with this clause;

      61.3 The opening date for nominations must not be later than 3 months, and the closing date for nominations must not be earlier than 2 months, before the date of the meeting at which the election is to take place;

      61.4 Notice of every nomination received by the Company before the closing date for nominations must be given by the Company to all persons entitled to attend the meeting together with, or as part of, the notice of the meeting;

      61.5 Where notice is given in relation to the nomination of a director under clause 64.6, that notice must state the age of the relevant director; and

      61.6 Failure to give a notice of every nomination received by the Company does not invalidate a nomination, but the meeting, as far as the election of directors is concerned, must be adjourned until such notice is given. Any accidental omission to give such a notice to any person entitled to that notice, or if any person entitled to such notice fails to receive that notice, shall not invalidate the election of a director at that meeting.

62.   APPOINTMENT OF DIRECTORS TO BE VOTED ON INDIVIDUALLY

      A resolution to appoint or elect a director (including a resolution to re-elect any director retiring under clause 64.3) must not be put to holders of securities unless:

      62.1  the resolution is for the appointment of one director; or

      62.2 the resolution is a single resolution for the appointment of two or more directors, and a separate resolution that it be so voted on has first been passed without a vote being cast against it.

      Nothing in this clause prevents the election of two or more directors by ballot or poll.

63.   REMOVAL OF DIRECTORS

      Any director may be removed from office by an ordinary resolution passed at a meeting called for the purpose of, or for purposes that include, removal of the director.

64.   ROTATION OF DIRECTORS

      64.1 At the annual meeting in every year at least one third of the directors (excluding those appointed by the Board, who are eligible to be re-elected under clause 65) or if one third of such directors is not a whole number then the number nearest one third must retire from office. The managing director appointed by the Board under clause 96 is exempted from the requirement to retire pursuant to this clause, but must be included in the number of directors upon which the calculation is based.

      64.2  The directors to retire at an annual meeting will be:

            (a) first, any director who wishes to retire and does not offer himself or herself for re-election; and

            (b) second, if those retiring pursuant to paragraph (a) do not constitute the number of directors required to retire from office under clause 64.1, those of the other directors who have been longest in office since they were last elected or deemed elected. Persons who became directors on the same day must retire in the same order as they were elected by the security holders and persons appointed on incorporation must retire in the order determined by lot, unless the Board resolves otherwise.

      64.3 In addition, any director appointed to fill a casual vacancy or as an addition to the existing directors since the last annual meeting must retire from office at the annual meeting.

      64.4  A retiring director continues to hold office:

            (a)   until he or she is re-elected; or

            (b) if he or she is not re-elected, until the meeting of security holders at which he or she retires (or any adjournment of that meeting) elects someone in his or her place; or

            (c) if the meeting of security holders does not elect someone in his or her place, until the end of the meeting or any adjournment of the meeting.

      64.5 A retiring director who is eligible for appointment under clause 60 is eligible for re-election.

      64.6 Clause 68.2 does not prevent the appointment of a director, or require a director to vacate office, if, subject to clause 61.5, that director's appointment was approved at a general meeting of shareholders.

      64.7 The security holders may by ordinary resolution fill the office vacated by a director who is retiring in accordance with this clause by electing a person who is not disqualified under the Act to that office at the annual meeting at which the outgoing director retires. If no new director is elected and if the retiring director (not being disqualified under the Act) is offering himself or herself for re-election, the retiring director shall be regarded as having been re-elected unless it is expressly resolved by ordinary resolution not to fill the vacated office or a resolution for the re-election of that director is put to the meeting and lost.

65.   BOARD MAY FILL CASUAL VACANCY ON THE BOARD

      The Board may appoint any person who is not disqualified under the Act to be a director to fill a casual vacancy or as an addition to the existing directors, but subject to the maximum number of directors under clause 58. Any director appointed under this clause (including any person who subsequent to his or her appointment as a director is appointed as an executive director) may hold office only until the next annual meeting, and is then eligible for re-election, but must not be taken into account in determining the directors who are to retire by rotation at that meeting.

66.   NO SHAREHOLDING QUALIFICATION FOR DIRECTORS

      There is no shareholding qualification for directors

            CHAIRPERSON

67.   DIRECTORS TO ELECT CHAIRPERSON OF THE BOARD

      The directors may elect one of their number as chairperson, and if they so determine a deputy chairperson, of the Board.

            VACATION OF OFFICE

68.   OFFICE OF DIRECTOR VACATED IN CERTAIN CASES

      68.1 The office of director is vacated immediately if the person holding that office:

            (a)   dies; or

            (b) has for more than six months been absent without permission of the Board from meetings held during that period; or

            (c) becomes disqualified from being a director pursuant to section 151 of the Act; or

            (d)   resigns that office in accordance with clause 69; or

            (e) is removed from office in accordance with this constitution or the Act; or

            (f)   retires from office under clause 64 and is not re-elected.

      68.2 The office of director is vacated at the end of the annual general meeting of shareholders occurring next after that director attains the age of 70 years, subject to clause 64.6.

69.   DIRECTORS' RESIGNATION PROCEDURE

      A director may resign office by delivering a signed notice of resignation in writing to the address for service of the Company. The notice is effective when it is received at that address or at any later time specified in the notice.

            MANAGEMENT OF THE COMPANY

70.   BOARD TO MANAGE COMPANY

      The Company's business and affairs must be managed by, or under the direction or supervision of, the Board, except to the extent that the Act or this constitution provides otherwise.

71.   BOARD HAS POWERS NECESSARY TO MANAGE COMPANY

      The Board has all the powers necessary for managing, and for directing and supervising the management of, the Company's business and affairs, except to the extent that the Act or this constitution provides otherwise.

72.   SPECIAL RESOLUTIONS NECESSARY FOR MAJOR TRANSACTIONS

      The Company must not enter into a major transaction unless the transaction is:

      72.1  approved by a special resolution of shareholders; or

      72.2  contingent on approval by a special resolution of shareholders.

73.   ORDINARY RESOLUTIONS REQUIRED FOR CERTAIN ASSET ACQUISITIONS OR
      DISPOSITIONS

      The Company must not (subject to clause 74) enter into any transaction or series of linked or related transactions to acquire, sell, lease, exchange, or otherwise dispose of (otherwise than by way of charge) assets of the Company or assets to be held by the Company:

      73.1 which would change the essential nature of the business of the Company; or

      73.2 in respect of which the gross value is in excess of 50% of the lesser of the average market capitalisation or the gross value of assets of the Company;

      except with the prior approval of an ordinary resolution or a special resolution if section 129 of the Act applies.

      The notice of meeting containing the resolution to approve any such intended transaction must contain or be accompanied by such information, reports, valuations, and other material as are necessary to enable the holders of securities appraise the implications of the transactions.

      Provided that for the purposes of clause 73.2 above:

            (a) "average market capitalisation" means the average end of day market capitalisation over the business days in the calendar month before the earlier of the day the transaction is entered into or is announced to the market; and

            (b) "gross value of assets" shall be calculated as the greater of the gross tangible asset backing value (from the most recently published financial statements) or market value (in both cases irrespective of and ignoring any liabilities attributable to the assets or of any subsidiaries or other entities through which the assets are held).

74.   EXCEPTIONS FOR CERTAIN ACQUISITIONS AND DISPOSITIONS

      Clause 73 does not apply to any transaction entered into by the Company with a bank, on arms' length terms and in the ordinary course of banking business, as a result of which transaction the Company has recourse to the credit risk of a bank.

75.   ORDINARY RESOLUTIONS NECESSARY FOR MATERIAL TRANSACTIONS WITH RELATED
      PARTIES

      The Company must not enter into a material transaction as defined in Rule
      9.2.2 if a related party as defined in Rule 9.2.3 is, or is likely to become:

      75.1 a direct or indirect party to the material transaction, or to at least one of a related series of transactions of which the material transaction forms part; or

      75.2 in the case of a guarantee or other transaction of the nature referred to in paragraph (c) of the definition in the Rules of a material transaction, a direct or indirect beneficiary of such guarantee or other transaction;

      unless that material transaction is approved by an ordinary resolution

76.   EXCEPTIONS FOR CERTAIN MATERIAL TRANSACTIONS

      Clause 75 does not apply to:

      76.1 any transaction entered into by the Company with a bank which is a related party of the Company, on arms' length terms and in the normal course of banking business, as a result of which transaction the Company has recourse to the credit risk of a bank; or

      76.2 the issue, acquisition or redemption by the Company of securities of the Company, or the giving by the Company of financial assistance for the purposes of, or in connection with, the purchase of securities, or the payment of a distribution to holders of securities, if all holders of securities of the class in question are treated in the same way, so that each such holder has an opportunity to receive the same benefit in respect of securities held by that holder. For the purposes of this clause 76.2, a transfer, by the Company, of shares held in the Company by itself, is deemed to constitute an issue of securities; or

      76.3 any employment or service contracts which are material transactions under Rule 9.2.2(d) where the Exchange is satisfied that the terms of the contract have been set on an arms' length, commercial basis; or

      76.4 any transaction indemnifying any director or employee (as defined in clause 17.7) of the Company or any related company which would be a material transaction under Rule 9.2.2(c), where such director or employee, at the time the indemnity is to be granted, has not been involved in any proceedings, threatened proceedings or circumstances in any capacity which are likely to result in a claim by the director or employee under the proposed indemnity; or

      76.5 arrangements, amalgamations or compromises pursuant to Part XV of the Act.

77.   ORDINARY RESOLUTIONS REQUIRED FOR CONTROL TRANSACTIONS

      Notwithstanding the provisions of clauses 13 to 18 and 37 to 43, the Company must not issue, acquire, or redeem securities if:

      77.1 there is a significant likelihood that the issue, acquisition, or redemption will result in any person or group of associated persons materially increasing their ability to exercise, or direct the exercise of (either then or at any future time) effective control of the Company; and

      77.2 that person or group of associated persons is entitled before the issue, acquisition, or redemption to exercise or direct the exercise of, not less than 1% of the total votes attaching to securities of the Company;

      unless the precise terms and conditions of the issue, acquisition or redemption have been approved by an ordinary resolution.

            PROCEEDINGS OF THE BOARD

78.   MEETINGS OF THE BOARD

      The Seventh Schedule governs the proceedings at meetings of the Board except where otherwise agreed by all directors for the time being in relation to a particular meeting or meetings. The Third Schedule to the Act does not apply to proceedings of the Board.

79.   WRITTEN RESOLUTIONS OF BOARD PERMITTED

      A resolution in writing signed or assented to by a majority of the directors then entitled to receive notice of a meeting of the Board (or their alternate directors) is as valid and effective as if it had been passed at a meeting of the Board duly convened and held.

80.   WRITTEN RESOLUTIONS MAY BE IN COUNTERPARTS

      Any written resolution may consist of several copies of the resolution, each signed or assented to by one or more of the directors (or their alternate directors). A copy of a written resolution, which has been signed and is sent by facsimile or any similar means of communication, will satisfy the requirements of this clause.

            DELEGATION OF POWERS

81.   RESTRICTION ON BOARD'S RIGHT TO DELEGATE ITS POWERS

      The Board may delegate to a committee of directors, a director, an employee of the Company or any other person, any one or more of its powers other than its

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
      powers under any of the sections of the Act set out in the Second Schedule to the Act.

82.   BOARD DELEGATES TO COMPLY WITH REGULATIONS

      In exercising the Board's delegated powers, any committee of directors, director, employee of the Company, or any other person must comply with any regulations that the Board may impose.

83.   COMMITTEE PROCEEDINGS

      The provisions of this constitution relating to meetings and proceedings of the Board shall, so far as they are not altered by regulations made by the Board, also apply to meetings and proceedings of any committee of directors.

            INTERESTED DIRECTORS

84.   DIRECTORS MUST DISCLOSE THEIR INTERESTS

      As soon as a director becomes aware of the fact that he or she is interested in a transaction or proposed transaction with the Company, that director must cause to be entered in the interests register, and disclose to the Board:

      84.1 the nature and monetary value of his or her interest (if the monetary value of the interest is able to be quantified); or

      84.2 the nature and extent of his or her interest (if the monetary value of the interest cannot be quantified).

85.   GENERAL DISCLOSURE IN CERTAIN CASES WILL SUFFICE

      For the purposes of clause 84 a general notice entered in the interests register or disclosed to the Board to the effect that a director:

      85.1 is a shareholder, director, officer, or trustee of another named company or other person; and

      85.2 is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that other company or person,

      is a sufficient disclosure of that interest in relation to that transaction.

86.   FAILURE TO DISCLOSE DOES NOT AFFECT VALIDITY OF TRANSACTION

      Any failure by a director to comply with clause 84 does not affect the validity of a transaction entered into by the Company or the director. However, the transaction may be avoided under clause 87.


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
87.   COMPANY MAY AVOID TRANSACTION IF DIRECTOR INTERESTED

      Where the Company enters into a transaction in which a director is interested, the Company may avoid that transaction in accordance with the Act.

88.   INTERESTED DIRECTOR MUST NOT VOTE

      A director of the Company who is interested in a transaction entered into, or to be entered into, by the Company must not:

      88.1  vote on a matter relating to that transaction; or

      88.2 be included among the directors present at a meeting of directors, at which a matter relating to that transaction arises, for the purpose of a quorum,

      except that a director may vote in respect of, and be counted in the quorum for the purposes of, a matter relating to that transaction in which that director is interested if the matter is one in respect of which, pursuant to an express provision of the Act, directors are required to sign a certificate or one which relates to the grant of an indemnity pursuant to section 162 of the Act.

      A director who is interested in a transaction may:

            (a) attend a meeting of directors at which a matter relating to the transaction arises; or

            (b) sign a document relating to the transaction on behalf of the Company; or

            (c) do anything else as a director in relation to the transaction as if he or she were not interested in the transaction.

            REMUNERATION

89.   BOARD'S POWER TO AUTHORISE REMUNERATION IS LIMITED

      The power of the Board to authorise the payment of remuneration or the provision of other benefits by the Company to a director for services as a director or in any other capacity except as executive director is subject to authorisation by ordinary resolution.

      Nothing in this clause affects the remuneration of executive directors, or the provision of other benefits to executive directors, in their capacity as executives.

90.   FIXING DIRECTORS' REMUNERATION

      Each ordinary resolution approving directors' remuneration must express the remuneration as either:

      90.1  a monetary sum per annum payable to all directors taken together; or

      90.2 a monetary sum per annum payable to any person who from time to time holds office as a director.

      If remuneration is expressed in accordance with clause 90.1, then in the event of an increase in the total number of directors holding office, the Board may, without the authorisation of an ordinary resolution, increase the total remuneration by such amount as is necessary to enable the Company to pay to the additional director or directors remuneration not exceeding the average amount then being paid to each of the other non-executive directors (other than the chairperson).

      An ordinary resolution which increases the amount of remuneration fixed pursuant to a previous resolution must not be passed at a meeting of shareholders unless notice of the amount of increase has been given in the notice of meeting.

91.   EXPENSES AND SPECIAL REMUNERATION

      91.1 A Director is entitled to be paid or reimbursed for reasonable travelling, accommodation and other expenses incurred in relation to management of the Company; and

      91.2 The Board may authorise the payment of special remuneration to a director undertaking work additional to that expected of other directors without requiring authorisation of shareholders; and

      91.3 The Board may authorise the payment of remuneration to a director for work not in the capacity of a director without requiring authorisation of shareholders, subject to clause 75 (if applicable).

92.   PAYMENTS UPON CESSATION OF OFFICE

      The Company may make a payment to a director or former director, or his or her dependants, by way of a lump sum or pension, upon or in connection with the retirement or cessation of office of that director, only if:

      92.1 the total amount of the payment (or the base for the pension) does not exceed the total remuneration of the director in his or her capacity as a director in any three years chosen by the Company; or

      92.2  the payment is authorised by an ordinary resolution.

      Nothing in this clause affects any amount paid to an executive director upon or in connection with the termination of his or her employment with the Company, or the payment of any amount attributable to the contribution (or any related normal subsidy) made by a director to a superannuation scheme.

                  ALTERNATE DIRECTORS

93.      DIRECTORS MAY APPOINT AND REMOVE ALTERNATE DIRECTORS

         Every director may:

         93.1 appoint any person who is not a director and is not disqualified by the Act or this constitution from being a director, and whose appointment has been approved in writing by a majority of the other directors, to act as an alternate director in his or her place either for a specified period, or generally during the absence or inability to act from time to time of such director; and

         93.2     remove his or her alternate director from that office,

         by giving written notice to that effect to the Company. A majority of the other directors may similarly remove an alternate of a director from that office. No director may appoint a deputy or agent otherwise than by way of appointment of an alternate director.

94.      ALTERNATE DIRECTOR HAS POWERS OF APPOINTOR

         While acting in the place of the director who appointed him or her, an alternate director:

         94.1 has, and may exercise and discharge, all the powers, rights, duties and privileges of that director (including the right to receive notice of, and participate in meetings, of the Board, and the power to sign any document, including a written resolution, and to act as chairperson, but excluding the right to appoint an alternate);

         94.2 is also subject to the same terms and conditions of appointment as that director, except that he or she is not entitled to receive remuneration other than such proportion (if any) of the remuneration otherwise payable to his or her appointor as the appointor may direct by notice in writing to the Company.

95.      TERMINATION OF APPOINTMENT OF ALTERNATE DIRECTOR

         The appointment of an alternate director terminates automatically if the director who appointed him or her ceases to be a director or if an event occurs which would cause him or her to vacate office if he or she were a director. A director retiring by rotation and being re-elected is not to be treated as having ceased to be a director for the purposes of this clause.

                  MANAGING DIRECTOR

96.      BOARD MAY APPOINT MANAGING DIRECTOR

         The Board may appoint one of the directors to the office of managing director for a term not exceeding 5 years and on such other terms as the Board thinks fit. A managing director may be reappointed at any time within 3 months before expiry of a term of appointment for a further period not exceeding 5 years, and that term may be likewise extended. Subject to the terms of any agreement entered into between the Board and the director concerned, the Board may revoke the appointment. The appointment of a managing director shall terminate automatically if he or she ceases to be a director.

97. REMUNERATION OF MANAGING DIRECTOR SUBJECT TO RESTRICTIONS ON DIRECTORS' REMUNERATION

         A managing director will receive in addition to remuneration for services as a director such remuneration and benefits as the Board may determine.

98.      POWERS CONFERRED ON MANAGING DIRECTOR

         Subject to clause 81, the Board may:

         98.1 confer on a managing director any of the powers exercisable by the Board; and

         98.2 without affecting the powers of a managing director to act as a member of the Board, impose such terms and conditions and such restrictions as the Board thinks fit; and

         98.3 alter or revoke any of the powers it confers under this clause.

99.      MANAGING DIRECTOR HAS NO POWER TO APPOINT ALTERNATE MANAGING DIRECTOR

         The power to appoint an alternate director conferred on directors by this constitution does not confer on any managing director the power to appoint an alternate managing director.

PART D:  GENERAL

                  CHANGE OF COMPANY NAME

100.     A DIRECTOR MAY APPLY TO CHANGE COMPANY NAME

         A director may apply to the Registrar of Companies to change the name of the Company if the Board has approved the director doing so.

                  INDEMNITY AND INSURANCE FOR DIRECTORS AND EMPLOYEES

101. COMPANY MAY INDEMNIFY DIRECTORS AND EMPLOYEES FOR CERTAIN LIABILITIES The Company is authorised to indemnity a director or employee of the Company or a related company for any liability or costs for which a director or employee may be indemnified under the Act. The Board may determine the terms and conditions of such an indemnity.

102.     COMPANY MAY EFFECT INSURANCE FOR DIRECTORS AND EMPLOYEES
         The Company may, with the prior approval of the Board, effect insurance for a director or employee of the Company or a related company for any liability or costs for which a company may effect insurance for a director or employee under the Act. The Board may determine the amounts and the terms and conditions of any such insurance.

                  EXECUTION OF CONTRACTS

103.     MANNER OF EXECUTION

         A contract or other enforceable obligation may be entered into by the Company as follows:

         103.1 an obligation which, if entered into by a natural person, would, by law, be required to be by deed, may be entered into on behalf of the Company in writing signed under the name of the Company by

                  (a)      two or more directors; or

                  (b)      a director whose signature must be witnessed; or

                  (c) one or more attorneys appointed by the Company in accordance with clause 104;

         103.2 an obligation which, if entered into by a natural person, is by law, required to be in writing, may be entered into on behalf of the Company in writing by a person acting under the Company's express or implied authority; and

         103.3 an obligation which, if entered into by a natural person, is not, by law, required to be in writing, may be entered into on behalf of the Company in writing or orally by a person acting under the Company's express or implied authority.

104.     COMPANY MAY APPOINT ATTORNEYS

         The Company may, by an instrument in writing executed in accordance with clause 103.1, appoint one or more persons as its attorney or attorneys either generally or in relation to a specified matter or matters. An act of an attorney in accordance with the instrument binds the Company.

                  REMOVAL OF COMPANY FROM REGISTER

105.     DIRECTORS MAY REMOVE COMPANY FROM NEW ZEALAND REGISTER

         If the Company:

         105.1 has ceased to carry on business, discharged in full its liabilities to all known creditors, and distributed its surplus assets in accordance with the Act; or

         105.2 has no surplus assets after paying its debts in full or in part, and no creditor has applied to the Court for an order putting the Company into liquidation,

         the Board may request the Registrar to remove the Company from the New Zealand register.

                                 FIRST SCHEDULE
                            MINORITY VETO PROVISIONS

                  INTERPRETATION

1.       CONSTRUCTION

         Unless stated otherwise, references to clauses are references to clauses in this Schedule.

                  NOTICE

2.       NOTICE REQUIREMENTS

         A restricted transfer of quoted equity securities must not take place unless:

         2.1 Notice is given to the Company, and to the Exchange in a manner complying with Rule 10.2.3 for release to the market, at least 15 business days before the transfer containing the following particulars:

                  (a) the price or consideration, either specified as a fixed amount or expressed as a range with the higher price or consideration being not greater than 20% more than the lower price or consideration of that range;

                  (b) any conditions or arrangements directly or indirectly associated with the transfer which could be material to the assessment of the price by prospective transferors of the equity securities;

                  (c) identification of the class, and the maximum number of securities and percentage of the relevant class, to which the transfer proposal relates;

                  (d) the identity of all persons reasonably expected to acquire relevant interests in the equity securities as a result of the transfer proposal;

                  (e) the number of equity securities (expressed in each case as a percentage of the total number in each relevant class of securities) which will be held, or in which relevant interests will be held, upon completion of the proposed transactions, by each transferee and associated persons of each transferee;

                  (f) the times within which the transfers are intended to occur;

                  (g) how the transfers are to be effected (for example through the Exchange's order matching market, by widespread direct offer, private treaty etc.); and

                  (h)      the date the notice is given.

         2.2 Subject to clause 3, notice of any change in, or addition to, particulars notified under clause 2.1, is given, at least two business days before the change takes effect in the case of a change to price or other consideration, and at least 15 business days before the change takes effect in the case of a change to any other particulars listed in clause 2.1.

3.       EXCHANGE TRANSACTIONS

         If:

         3.1 a restricted transfer is effected solely by trades matched through the Exchange's order matching market;

         3.2      no transferee is an insider; and

         3.3      the conditions specified in the next sentence are satisfied;

         then the period of notice referred to in clause 2.1 shall be five business days, and the periods of notice referred to in clause 2.2 shall be two business days, and five business days, respectively. The conditions referred to above are:

         3.4 before notice is given, the brokers instructed to make the offers must be satisfied that the entire offer in the notice has been the subject of instructions accepted by brokers;

         3.5 the consideration must be readily capable of settlement through the FASTER system;

         3.6 the transferee must have previously undertaken to the brokers through whom its orders are placed, for the benefit of holders of the relevant securities, to complete the transaction in accordance with the notice given, if offers or acceptances are sufficient to enable it to do so;

         3.7 the instructions must be in terms that orders will be matched and completed by the Exchange's order matching system even if the entire offer is not accepted completely; and

         3.8 the period during which transactions will be effected does not end before one business day after it begins or until transfers have been agreed to complete the maximum number of securities to which the transfer proposal relates, whichever is the earlier.

                  RESPONSE REQUIREMENTS

4.       IMMEDIATE RESPONSE REQUIREMENTS

         If the quoted equity securities of the Company are the subject of a notice under clause 2.1, the directors must give notice as soon as can be achieved, and before the expiry of the notice periods referred to in clause 2.1 or clause 3 of:

         4.1 whether any director or associated person of a director is expected by any director to be a transferee in the notified transaction;

         4.2 whether there is any relevant information pertaining to the Company which any director believes is likely to be available to any transferee in the proposed transaction, which has not been made generally available to the market;

         4.3 whether any director considers there is any undisclosed relevant information which should materially affect the decision of a reasonably informed prospective transferor in the proposed transfer and, if so, an indication whether the director would consider the transfer to be made more or less desirable to the prospective transferor by the relevant information; and

         4.4 a statement as to the timing, and expected significance of any further action, investigation, report, or disclosure which the directors or any of them, intend to make in respect to the relevant proposals for transfers.

5.       GENERAL RESPONSE REQUIREMENT

         If the quoted equity securities of the Company are the subject of a notice under clause 2.1, or the directors become aware that a restricted transfer proposal is more likely than not in the immediate future, the directors must:

         5.1 take all steps necessary to ensure that they and the Company are in a position to respond to the offer as required by the Rules, including under Rule 10.1;

         5.2 not be relieved of their disclosure obligations under the Rules by reason of a conflict of interests arising from involvement as or with a prospective transferee or transferor, but such directors must disclose in any notice or statement the nature of their possible conflict;

         5.3 in the case of a conflict of interests or of views as to how to proceed, if necessary release separate statements or notices to inform the Exchange promptly, with appropriate explanation; and

         5.4 ensure that holders of the relevant equity securities are well informed to consider competitive offers for the control of votes attached to the equity securities where there is any reasonable prospect of competition emerging to the completion of a restricted transfer proposal.

                  TAKEOVER REQUIREMENTS

6.       NATURE OF TAKEOVER

         Subject to clause 7, a restricted transfer of quoted equity securities must not take place unless:

         6.1 all transfers involved in that restricted transfer are pursuant to:

                  (a) an offer in writing to all holders of equity securities of the class or classes which are the subject of the restricted transfer, on the same terms; or

                  (b) orders are placed through a sharebroker pursuant to clause 3; and

         6.2 those transfers do not result from differential offers, other than differences which arise from a change in the price offered in an offer pursuant to clause 3.

7.       EXCEPTION

         Clause 6 does not apply to the extent that any departure from the requirements of that clause is authorised by a resolution of each affected group (passed by a simple majority of votes).

                  REPORT

8.       REPORT REQUIRED UNLESS AN EXCHANGE TRANSACTION

         Unless the restricted transfer in question is made pursuant to clause 3, subject to Rule 4.5.9, the directors must, forthwith upon a notice being given under clause 2.1 in respect of that restricted transfer, commission a report from an independent appropriately qualified person previously approved by the Exchange in respect of that restricted transfer. That report must:

         8.1 be addressed to the holders of securities of the class or classes the subject of the restricted transfer referred to in the notice;

         8.2 express the opinion of the reporter as to the consideration and other terms of the proposed transaction;

         8.3 state whether the reporter has obtained all information which the reporter believes desirable for the purposes of preparing the report, including all relevant information which is or should have been known to any director of the Company and made available to the directors;

         8.4 state any material assumptions on which the reporter's opinion is based;

         8.5 state any term of reference which may have materially restricted the scope of the report; and

         8.6 if it contains a disclaimer of liability, not purport to absolve the reporter from liability for an opinion expressed recklessly or in bad faith.

         The report may contain such reasonable qualifications and limitations as are needed to recognise the deadlines within which it is required to be produced. The report must also:

                  (a) be delivered to the Exchange for release to the market at least two business days before expiration of the relevant notice, accompanied by a summary (approved by the reporter) suitable for release to the market; and

                  (b) be copied to the Company and to any holder of quoted equity securities of the Company upon request; and

                  (c) be despatched to all holders of securities to whom the offer may be made at least three business days before the expiration of the relevant notice; or

                  (c)      where the offer is a written offer made pursuant to
                           section 4 of the Companies Amendment Act 1963, be despatched to all holders of securities to whom this offer may be made no later than the despatch to those holders of the statement required by section 5(2) of that Act.

9.       RESTRICTED TRANSFER STATUS REPORT

         If a restricted transfer is not completed within three months of the notice required to be given under clause 2.7, or any status report given under this clause 9 then, before continuing with the restricted transfer, additional market information on the status of the restricted transfer must be provided to the Company and the

         Exchange in a manner complying with Rule 10.2.3 for release to the market. The additional market information shall include:

                  (a) when the restricted transfer is intended to be completed; and

                  (b) details of the transfer(s) that comprise the restricted transfer which have not been completed.

10.      COMPANY RESPONSE TO RESTRICTED TRANSFER STATUS REPORT

         On receipt of the information provided under clause 9, the directors must promptly advise the Exchange:

                  (a) of any change in circumstances (and the implications of the change) which would affect the continuing relevance and currency of any report or the response initially provided under clause 4; and

                  (b)      that they are complying with Rule 10.1

                  CHANGES TO TAKEOVER PROVISIONS

11.      PROCEDURES AT MEETINGS ON TAKEOVER PROVISIONS

         The Sixth Schedule governs the proceedings at any meeting to consider deletion of minority veto provisions, or adoption of modifications to notice and pause provisions (so that the notice and pause provisions apply only to restricted transfers in which any transferee is an insider), with all necessary consequential modifications, except that a quorum for a meeting of a relevant group shall be security holders holding 5% or more of the quoted equity securities of that relevant group.

12.      RELEVANT GROUPS MAY VOTE AT ONE MEETING

         For the purposes of voting by relevant groups, one meeting may be held of holders constituting each relevant group so long as voting is by way of poll, and proper arrangements are made to distinguish between the votes of members of each relevant group.

                                SECOND SCHEDULE
                             ENFORCEMENT PROVISIONS

                  INTERPRETATION

1.       DEFINED TERMS

         In this Schedule:

         default means any act or omission constituting non-compliance with the First Schedule;

         defaulter means a person with a relevant interest in quoted equity securities which has been acquired in breach of the First Schedule (other than a breach committed by the Company or the Board);

         defaulter's securities means all securities in which a defaulter has a relevant interest.

2.       CONSTRUCTION

         Unless stated otherwise, references to clauses are references to clauses in this Schedule.

                  ENFORCEMENT

3.       RIGHT TO ENFORCE

         The Company may, following a default, exercise a power described in clauses 4.1 or 4.2 in respect of all or any defaulter's securities.

4.       DEFAULT CONSEQUENCES

         In the event of a default:

         4.1 no vote may be cast in respect of a defaulter's securities on a poll, and if it is cast must be disregarded, while the default is unremedied;

         4.2 a defaulter's securities may be sold by the Company. This power may not be exercised until one month after the Company has given notice to the defaulter of its intention to exercise this power. It must not be exercised if, during that month:

                  (a) the defaulter has remedied the default (where it can be remedied); or

                  (b) the defaulter has transferred its relevant interest in the securities to a person who is not a defaulter;

         If the power to sell is exercised, the Company must sell the defaulter's securities through the Exchange, or in some other manner approved by the Exchange, and must account to the holder of those securities for the proceeds of sale after deduction of all sale expenses. The Company is deemed to be authorised to take all steps, and sign all documents, necessary to effect the sale of the defaulter's securities;

         4.3 neither the Company nor its directors is liable to a defaulter or apparent defaulter for or in connection with the exercise or purported exercise of the powers permitted by this clause 4;

         4.4 the Company shall have a lien on the defaulter's securities for, and deduct from the proceeds of sale pursuant to clause 4.2, any costs to the Company of determining whether a person is a defaulter and exercising powers permitted by this clause 4;

         4.5 the Company may treat as its costs for the purposes of clause 4.4, reimbursement by it of expenses of members of any affected group acting pursuant to clause 5; and

         4.6 if the Exchange (or the Market Surveillance Panel or any delegate of the Panel) makes a ruling dealing with the matters dealt with by section 4 of the Rules, or with provisions of this constitution required or permitted by section 4 of the Rules, that ruling is binding upon the Company and all holders of securities and takes effect as if that ruling were itself incorporated in this constitution.

5.       POWERS OF AFFECTED GROUP

         The directors must, if so directed by a resolution of an affected group (passed by a simple majority of votes) exercise the power referred to in clause 4.2, if that power has become exercisable. The holders of 5% or more of the securities of an affected group may by notice to the directors require the directors to convene a meeting of the affected group for the purpose of considering such a resolution.

6.       VOTING RESTRICTION

         The Company must use reasonable endeavors to ascertain for the purposes of clause 4.1 whether any securities are defaulter's securities, and accordingly whether a holder of those securities is entitled to vote. If any holder of securities, or the Exchange, alleges that any securities are defaulter's securities, the Company must properly consider and investigate that allegation.

7.       PROCEEDINGS AT MEETINGS

         7.1 The Sixth Schedule governs proceedings at any meeting of an affected group, with all necessary consequential modifications, except that the quorum for a meeting of an affected group shall be security holders holding 5% or more of the securities of that group having the right to vote at that meeting.

         7.2 The ruling of the chairperson of any meeting as to whether any holder of securities is or is not entitled to vote at that meeting pursuant to clause 4.1 is, for the purposes of proceedings at that meeting, conclusive, and the proceedings of, or any resolution passed at, any meeting must not be impugned by reason of a breach of clause 4.1. This clause does not prejudice any action which any person may have against a holder of any securities by reason of that holder having cast a vote at any meeting in breach of clause 4.1.

8.       LIMITATION OF REMEDIES

         Subject to clause 9, the sole remedy of the Company, a holder of securities, a director or any other person, in respect of a breach or alleged breach of section 4 of the Rules, or of the provisions in this constitution required or permitted by section 4 of the Rules, is to exercise, or require the Company or its directors to exercise, the powers referred to in clause 4.1 and 4.2. Without limiting the preceding sentence, no person is entitled to seek any injunction or other remedy to prevent a transaction alleged to be in breach of section 4 of the Rules, or of the provisions in the constitution required or permitted by section 4 of the Rules.

9.       EXCEPTION

         Nothing in clause 8 affects the remedies of a holder of securities against the directors in respect of a breach of section 4 of the Rules, or the provisions of this constitution referred to in clause 8 by that director.

                                 THIRD SCHEDULE
                             COMPULSORY ACQUISITION

                  INTERPRETATION

1.       DEFINED TERMS

         In this Schedule:

         affected securities means the class of quoted equity securities in respect of which a person or a group of associated persons is a majority holder;

         majority holder means a person or group of associated persons beneficially holding 90 percent or more of a class of quoted equity securities provided that when calculating the total number of quoted equity securities in that class, treasury stock shall not be regarded as part of that class;

         remaining holders means the holders of a class of quoted equity securities other than those securities held by a majority holder;

         remaining securities means the securities held by the remaining holders or, where the context requires, any one or more of them.

2.       CONSTRUCTION

         Unless stated otherwise, references to clauses are references to clauses in this Schedule.

                  ACQUISITION NOTICE

3.       MAJORITY HOLDER MUST GIVE ACQUISITION NOTICE

         A majority holder must, within 20 business days after becoming a majority holder, give an acquisition notice to the remaining holders and at the same time to the Company and the Exchange.

4.       ACQUISITION NOTICE MUST SET OUT CERTAIN MATTERS

         The acquisition notice must:

         4.1 state that the majority holder has beneficial ownership of 90 percent or more of the affected securities; and

         4.2      state either:

                  (a) that the majority holder intends to acquire all affected securities held by the remaining holders; or

                  (b) that any remaining holder may require the majority holder to acquire the affected securities held by that remaining holder by giving notice to that effect to the majority holder within one month after the date of the acquisition notice; and

         4.3 specify the consideration proposed to be provided by the majority holder for the affected securities; and

         4.4 inform the remaining holders of their rights under this Schedule; and

         4.5      specify the majority holder's address; and

         4.6 specify the date of the notice and the date it was sent to the remaining holders.

5.       OBLIGATION OF MAJORITY HOLDER

         Upon giving an acquisition notice, a majority holder is entitled and bound:

         5.1 If the acquisition notice contains the statement in clause 4.2(a), to acquire all affected securities held by the remaining holders; or

         5.2 If the acquisition notice contains the statement in clause 4.2(b), to acquire all affected securities held by the remaining holders in respect of which the holder, within one month after the date of the acquisition notice, gives notice requiring the majority holder to acquire.

                  CONSIDERATION

6.       CALCULATION OF CONSIDERATION FOR REMAINING SECURITIES

         The consideration for the affected securities which a majority holder is entitled and bound to acquire is determined as follows:

         6.1 The acquisition notice shall specify the consideration which the majority holder is prepared to provide. The majority holder must, before giving the acquisition notice, provide to the Exchange a report from an independent appropriately qualified person, previously approved by the Exchange, confirming that that consideration is fair to the remaining holders using the same criteria set out in clause 6.3(d).

         6.2 If, within 10 business days after the date of the acquisition notice, the Company receives written objections to the consideration specified in the acquisition notice from the holders of 10 percent or more of the affected securities held by the remaining holders, then the consideration shall be determined in accordance with clauses 6.3 and 6.4. If objections are received, the Company shall forthwith notify the majority holder and the Exchange of that fact. If no such objections are received, the consideration shall be as specified in the acquisition notice.

         6.3 If objections to the consideration of the nature referred to in clause 6.2 are received by the Company, the consideration must be determined by an independent appropriately qualified person. That person must:

                  (a) be a different person from the person referred to in clause 6.1; and

                  (b)      act as an expert and not as an arbitrator; and

                  (c) be directed to provide a decision within 20 business days after his or her appointment; and

                  (d) be directed to determine the consideration on the basis that it is fair to the remaining holders and is the pro-rated value of the affected securities based on the value of the Company as a whole and the rights and obligations attached to those securities without taking into account any strategic or hold out value of the affected securities or any other factors relating to the remaining holders, the majority holder, their respective holdings in the Company or the relative extent of those holdings; and

                  (e) be appointed by the disinterested directors (as defined in Rule 4.5.9) of the Company (if any, and otherwise by the directors of the Company) after approval by the Exchange.

         6.4 If the consideration determined by the person appointed in accordance with clause 6.3:

                  (a) exceeds the consideration specified in the acquisition notice, the fee and expenses of that person must be borne by the majority holder. The majority holder must pay the balance owing to the remaining holders within 10 business days in accordance with clause 7, in the same manner as the consideration specified in the acquisition notice is paid, or hold the consideration on trust in accordance with clause 8; or

                  (b) is less than, or the same as, the consideration specified in the acquisition notice, the fee and expenses of that person must be borne by the remaining holders who made the objections referred to in clause 6.2. The majority holder must deduct that amount from the consideration payable by the majority holder to the objectors, in proportion to their holdings (and may, if the consideration is not cash, deduct and sell sufficient of that consideration to produce sufficient cash).

7.       MAJORITY HOLDER MUST PAY WITHIN 10 BUSINESS DAYS

         A majority holder must send the consideration to the remaining holders within 12 business days after the majority holder becomes bound to acquire the affected securities of the remaining holders under clause 5, or if the consideration has to be determined pursuant to clause 6.3, within 2 business days after the consideration is determined.

8.       MAJORITY HOLDER MUST HOLD CONSIDERATION ON TRUST IF HOLDER NOT FOUND

         The consideration payable or to be provided by a majority holder to remaining holders who cannot be found shall be held in trust for those holders for at least five years. The majority holder must pay the consideration into an interest bearing trust account with a registered bank.

9.       COMPANY TO REGISTER MAJORITY HOLDER AS HOLDER

         Upon the payment or provision of the consideration by a majority holder, the Company must effect transfers on behalf of the remaining holders and take all other steps as are necessary under this Constitution to transfer the affected securities of the remaining holders to the majority holder.

10.      FAILURE OF MAJORITY HOLDER TO COMPLY RESULTS IN DEFAULT

         If a majority holder fails to give an acquisition notice, or, after having become bound to acquire the affected securities of remaining holders in accordance with this Schedule, fails to do so, then the provisions of clauses 3 to 7 of the Second Schedule shall apply with the following modifications:

         10.1 the affected securities held by the majority holder shall be deemed to be defaulter's securities;

         10.2 the failure to comply with this Schedule shall be deemed to be a default; and

         10.3     the remaining holders shall be deemed to be an affected group.

                                FOURTH SCHEDULE
                            SALE OF MINIMUM HOLDINGS

                  INTERPRETATION

1.       CONSTRUCTION

         Unless stated otherwise, references to clauses are references to clauses in this Schedule.

                  NOTICE

2.       NOTICE TO HOLDER WITH LESS THAN A MINIMUM HOLDING

         Where securities registered in the name of a holder are less than a minimum holding, the Board may at any time give written notice of that fact and of the provisions of clause 3 to that holder. Notice must not be given before enquiry has been made as to whether any further transfers which may affect the number of securities registered in the name of the holder are pending and the effect of those transfers has been taken into account.

3.       COMPANY MAY SELL LESS THAN MINIMUM HOLDINGS

         Where notice has been given under clause 2, the Company may at any time not less than 3 months after a notice has been given under clause 2, if the securities then registered in the name of the holder are less than a minimum holding, sell the securities through the Exchange or in some other manner approved by the Exchange.

4.       SALE PROCEDURES

         The Board may authorise the transfer of the securities sold to a purchaser of the securities through the Exchange or in some other manner approved by the Exchange. The purchaser is not bound to see to the application of the purchase money, nor shall the title to the securities be affected by any irregularity or invalidity in the procedures under this constitution relating to the sale. The remedy of any person aggrieved by the sale is in damages only and against the Company exclusively. Where the certificate for those securities, if any, is not delivered to the Company, the Board may issue a new certificate in such manner as it thinks fit and the certificate not delivered is deemed to be cancelled.

5.       APPLICATION OF PROCEEDS

         The proceeds of the sale of any securities sold under clause 3 and 4 must be applied as follows:

         5.1      first, in payment of any reasonable sale expenses;

         5.2 second, in satisfaction of any unpaid calls or any other amounts owing to the Company in respect of the securities;

         5.3 the residue, if any, must be paid to the person who was the holder immediately before the sale or his or her executors, administrators or assigns.

6.       EVIDENCE OF SALE

         A certificate signed by a director which records that a power of sale under this Schedule has arisen and is exercisable by the Company is conclusive evidence of the facts stated in that certificate.

                                 FIFTH SCHEDULE
                           CALLS, FORFEITURE AND LIENS

                  INTERPRETATION

1.       CONSTRUCTION

         Unless stated otherwise, references to clauses are references to clauses in this Schedule.

                  CALLS ON SHARES

2.       SHAREHOLDERS MUST PAY CALLS

         Every shareholder on receiving at least 10 working days' notice specifying the time or times and the place of payment must pay, in accordance with that notice, the amount called to be paid in respect of any shares that shareholder holds. The Board may revoke or postpone a call, or require a call to be paid by instalments.

3.       CALL MADE WHEN BOARD RESOLUTION PASSED

         A call is regarded as having been made at the time when the Board resolution authorising the call was passed.

4.       JOINT HOLDERS ARE JOINTLY AND SEVERALLY LIABLE

         The joint holders of a share are jointly and severally liable to pay all calls for that share.

5.       UNPAID CALLS WILL ACCRUE INTEREST

         If an amount called is not paid in full at the time specified for payment, the person from whom the amount is due must pay the Company interest on the amount that remains unpaid at a rate determined by the Board and calculated from the time specified for payment until the day of actual payment. The Board may waive some or all of the payment of that interest.

6.       AMOUNTS PAYABLE UNDER TERMS OF ISSUE TREATED AS CALLS

         Any amount that becomes payable on issue or at any specified date under this constitution or under the terms of issue of shares or under a contract for the issue of shares, will be regarded as being a call duly made and payable on the specified date. If the payment is not made, the relevant provisions of this constitution will apply as if the amount had become payable by virtue of a call made in accordance with this constitution.

7.       BOARD MAY DIFFERENTIATE BETWEEN HOLDERS AS TO CALLS

         On the issue of shares, the Board may differentiate between the shareholders as to the amount of calls to be paid and the times of payment.

8.       BOARD MAY ACCEPT PAYMENT IN ADVANCE FOR TALK

         8.1 Where a shareholder is willing to advance some or all of the money unpaid and uncalled on any share of that shareholder, the Board may accept the amount advanced on the Company's behalf. The Board may pay interest on that amount at a rate agreed between the Board and that shareholder for the period between the date that the amount is accepted and the date that the amount becomes payable pursuant to a call or the date specified for its payment.

         8.2 The Board may at any time repay to any shareholder the whole or any portion of any money so advanced upon giving that holder at least 10 working days' notice in writing and as from the date of such repayment interest (if any) shall cease to accrue on the money so repaid.

         8.3 A shareholder is not entitled as of right to any payment of interest on any amount so paid in advance and the Board may decline to pay any interest. Any amount so paid in advance must not be taken into account in (i) ascertaining the amount of any dividend or other distribution payable upon the shares concerned, or (ii) determining the entitlement to vote attaching to the shares concerned.

                  FORFEITURE OF SHARES

9.       BOARD MAY BY NOTICE REQUIRE FORFEITURE OF SHARES IF CALLS UNPAID

         The Board may during the time that a call, instalment, or other amount remains unpaid on a share, serve a notice on the holder of that share requiring payment of the unpaid call, instalment, or other amount, together with any accrued interest and any expenses incurred by the Company by reason of non-payment.

10.      NOTICE OF FORFEITURE MOST SATISFY CERTAIN REQUIREMENTS

         The notice served on a shareholder under clause 9 must specify a date not earlier than 10 working days after the date the notice is served by which the payment is to be made. The notice must also state that in the event of non-payment by the appointed time, the equity securities to which the call, instalment, or other amount relates, will be liable to be forfeited by the shareholder.

11.      FAILURE TO COMPLY WITH NOTICE MAY LEAD TO FORFEITURE

         Where a valid notice under clause 9 is served on a shareholder and the shareholder fails to comply with the notice, then the Board

         11.1 may resolve that any share for which that notice was given and all distributions authorised and not paid before the notice was served be forfeited; and

         11.2 may cancel any certificate relating to any share which has been forfeited pursuant to any such resolutions.

12.      BOARD MAY DEAL WITH FORFEITED SHARE

         A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit. However, the Board may cancel the forfeiture at any time before the sale or other disposition on such terms as the Board thinks fit if the call, instalment or other amount which remains unpaid on the share is paid.

13.      SHAREHOLDER WHOSE SHARES ARE FORFEITED LOSES RIGHTS

         A person whose shares have been forfeited immediately ceases to be a shareholder in respect of those shares notwithstanding any other provision of this constitution, and remains liable to pay the unpaid amount that the shareholder owes the Company, but that liability shall cease if the Company receives payment in full of all money owing for those shares.

14.      EVIDENCE OF FORFEITURE

         A certificate signed by a director that a share has been duly forfeited on a stated date is conclusive evidence of the facts stated in that certificate.

15.      COMPANY MAY SELL FORFEITED SHARE

         The Company may receive consideration, if any, given for a forfeited share following a sale or disposition, and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of, and register that person as the holder of the share. That person is not bound to see to the application of the purchase money, if any, nor is the title to the share affected by any irregularity or invalidity in the procedures under this constitution in respect of the forfeiture, sale or disposal of that share. Where the certificate, if any, for the forfeited share is not delivered to the Company, the Board may issue a new certificate distinguishing it as it thinks fit from the certificate not delivered, which is deemed to be cancelled. Any residue after satisfaction of unpaid calls, instalments, premiums or other amounts and interest, and expenses, shall be paid to the previous owner, or to his or her executors, administrators or assigns.

                  LIEN ON SHARES

16.      COMPANY'S LIEN

         The Company has a lien, ranking in priority over all other equities, on:

         16.1 all shares registered in the name of a shareholder (whether solely or jointly with others);

         16.2     all dividends authorised in respect of such shares; and

         16.3     the proceeds of sale of such shares,

         for:

         16.4 unpaid calls and instalments payable in respect of any such shares;

         16.5     interest on any such calls or instalments:

         16.6 sale expenses owing to the Company in respect of any such shares;

         16.7 any amounts that the Company may be called on to pay under any statute, regulation, ordinance or other legislation in respect of the shares of that shareholder, whether the period for payment has arrived or not.

17.      WAIVER OF LIEN

         Registration of a transfer of shares on which the Company has any lien will operate as a waiver of the lien, unless the Company gives notice to the contrary to the transferee prior to registration.

18.      COMPANY MAY SELL SHARES ON WHICH IT HAS A LIEN

         The Company may sell a share on which it has a lien in such manner as the Board thinks fit, where:

         18.1     the lien on the share is for a sum which is presently payable;
                  and

         18.2 the registered holder of the share, or the person entitled to it on his or her death or bankruptcy, has failed to pay that sum within 10 working days after the Company has served that registered holder written notice demanding payment of that sum.

19.      COMPANY MAY TRANSFER SHARE AND APPLY PROCEEDS

         19.1 The Company may receive consideration given for a share sold under clause 18, and may execute a transfer of a share in favour of the person to whom the share is sold, and register that person as the holder of the share discharged from all calls due prior to the purchase. The purchaser is not bound to see to the application of the purchase money, and the purchaser's title to the share is not affected by any irregularity or invalidity in the proceedings relating to the sale. The remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. If the certificate, if any, for the share is not delivered to the Company, the Board may issue a new certificate distinguishing it as it thinks fit from the certificate not delivered, which shall be deemed to have been cancelled.

         19.2 The Company must apply the sale proceeds in payment of the sum presently payable on the lien, and the balance. if any, shall (subject to the satisfaction of unpaid calls, instalments, premiums or other amounts, and any interest payable on such amounts, and expenses) be paid to the person entitled to the share immediately before the date of sale or to his or her executors, administrators or assigns.

                                 SIXTH SCHEDULE
                     PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

                  INTERPRETATION

1.       CONSTRUCTION

         1.1 Unless stated otherwise, references to clauses are references to clauses in this Schedule.

         1.2 A reference in this Schedule to a shareholder present at a meeting or entitled to vote at a meeting includes a reference to a proxy of a shareholder, a representative of a corporate shareholder, an attorney of a shareholder, and any person who may lawfully act on behalf of a shareholder.

                  NOTICE

2.       WRITTEN NOTICE MOST BE GIVEN TO SHAREHOLDERS, DIRECTORS AND AUDITORS

         Written notice of the time and place of a meeting of shareholders must be sent to every shareholder entitled to receive notice of the meeting and to every director and any auditor of the Company not less than 10 working days before the meeting.

3.       SERVICE OF NOTICES OUTSIDE NEW ZEALAND

         If a shareholder has no registered address within New Zealand and has not supplied to the Company an address within New Zealand for the giving of notices, but has supplied an address outside New Zealand, then notices must be posted to that shareholder at such address and shall be deemed to have been received by that shareholder 24 hours after the time of posting.

4.       NOTICE MUST STATE NATURE OF BUSINESS

         The notice must:

         4.1 state the nature of the business to be transacted at the meeting in sufficient detail to enable a shareholder to form a reasoned judgment in relation to it;

         4.2 state the text of any special resolution to be submitted to the meeting; and

         4.3 contain or be accompanied by sufficient explanation to enable a reasonable person to understand the effect of the resolutions proposed in the notice.

         Without limiting this clause, notices in respect of proposed changes to this constitution must be sufficiently explicit to enable the effect of such changes to be understood without reference to the existing or proposed constitution. The notice must state that the changes have been approved by the Exchange.

5.       PROXY FORM MUST BE SENT WITH NOTICE

         A proxy form must be sent with each notice of meeting of quoted equity security holders.

6.       IRREGULARITIES IN NOTICE MAY BE WAIVED

         Any irregularity in a notice of a meeting is waived if all the shareholders entitled to attend and vote at the meeting attend the meeting without protest as to the irregularity or if all such shareholders agree to the waiver.

7.       COMPANY'S ACCIDENTAL FAILURE TO SEND NOTICE DOES NOT INVALIDATE MEETING

         The accidental omission to send notice of a meeting to, or the failure to receive notice by, any person entitled to that notice, does not invalidate the proceedings at that meeting.

8.       NOTICE OF AN ADJOURNMENT

         8.1 If a meeting is adjourned for less than 30 days no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting from which the adjournment took place.

         8.2 If a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given in the same way as notice was given of the meeting from which the adjournment took place.

                  MEETING AND QUORUM

9.       METHODS OF HOLDING MEETINGS

         A meeting of shareholders may be held either:

         9.1 by a number of shareholders, who constitute a quorum, being assembled together at the place, date and time appointed for the meeting; or

         9.2 by means of an audio, or audio and visual, communication by which all shareholders participating and constituting a quorum can simultaneously hear each other throughout the meeting.

         The Company is not required to hold meetings of shareholders in the manner specified in clause 9.2. Meetings will be held in that manner only if the notice of meeting so specifies or the Board otherwise decides that the Company should do so.

10.      BUSINESS TO BE TRANSACTED ONLY IF A QUORUM IS PRESENT

         Subject to clauses 12 and 13, business may be transacted at a meeting of shareholders only if a quorum is present at the time when the meeting proceeds to business.

11.      QUORUM FOR SHAREHOLDERS' MEETING

         A quorum for a meeting of shareholders is present if 6 or more shareholders are present.

12.      MEETING CONVENED AT SHAREHOLDERS' REQUEST DISSOLVED IF NO QUORUM

         If a quorum is not present within 30 minutes after the time appointed for the meeting convened on the written request of shareholders holding shares together carrying at least 5 percent of the voting rights entitled to be exercised, the meeting will be dissolved automatically.

13.      OTHER MEETINGS TO BE ADJOURNED IF NO QUORUM

         If a quorum is not present within 30 minutes after the time appointed for a meeting (other than a meeting convened under clause 56.2 of this constitution), the meeting will be adjourned to the same day in the following week at the same time and place, or to such other day, time, and place as the directors may appoint. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, the shareholders present will constitute a quorum.

                  CHAIRPERSON

14.      CHAIRPERSON OF BOARD TO BE CHAIRPERSON OF MEETING

         The chairperson of the Board, if one has been elected by the directors and is present at a meeting of shareholders, will chair the meeting.

15.      DIRECTORS MAY ELECT CHAIRPERSON IF CHAIRPERSON OF BOARD NOT AVAILABLE

         If no chairperson of the Board has been elected or, if at any meeting of shareholders the chairperson of the Board is not present within 15 minutes of the rime appointed for the commencement of the meeting or is unwilling to act, the deputy chairperson of the Board (if any) shall be the chairperson, or failing him or her, the directors present may elect one of their number to be chairperson of the meeting.

16.      AS A LAST RESORT SHAREHOLDERS MAY ELECT CHAIRPERSON

         If at any meeting of shareholders, no director is willing to act as chairperson or if no director is present within 15 minutes of the time appointed for the commencement of the meeting, the shareholders present may elect one of their number to be chairperson of the meeting.

17.      CHAIRPERSON'S POWER TO ADJOURN MEETING

         The chairperson of a meeting at which a quorum is present:

         17.1 may adjourn the meeting with the consent of the shareholders present who are entitled to attend and vote at that meeting; and

         17.2     must adjourn the meeting if directed by the meeting to do so.

         The only business that may be transacted at any adjourned meeting is the business left unfinished at the meeting from which the adjournment took place.

                  VOTING

18.      VOTING BY SHOW OF HANDS OR VOICE VOTE AT MEETING

         In the case of a meeting of shareholders held under clause 9.1, unless a poll is demanded, voting at the meeting will be by a show of hands or by voice vote, as the chairperson may determine.

19.      VOTING BY VOICE IF AUDIO-CONFERENCE MEETING

         In the case of a meeting of shareholders held under clause 9.2, unless a poll is demanded, voting at the meeting will be by the shareholders signifying individually their assent or dissent by voice or by such other manner as the chairperson may decide.

20.      VOTES OF JOINT HOLDERS

         Where two or more persons are registered as the holders of a share, the vote of the person named first in the share register and voting on a matter must be accepted to the exclusion of the votes of the other joint holders.

21.      CHAIRPERSON NOT ALLOWED CASTING VOTE

         In the case of an equality of votes, whether on a show of hands, voice vote or on a poll, the chairperson does not have a casting vote.

22.      CHAIRPERSON'S DECLARATION OF RESULT

         Unless a poll is demanded, a declaration by the chairperson of the meeting that a resolution on a show of hands or voice vote is carried by the requisite majority or lost, shall be conclusive evidence of that fact.

                  POLLS

23.      POLL MAY BE DEMANDED BY CHAIRPERSON OR SHAREHOLDER

         At a meeting of shareholders, a poll may be demanded, either before or after a vote by show of hands or voice vote, by:

         23.1     the chairperson, at his or her absolute discretion; or

         23.2 at least 5 shareholders having the right to vote at the meeting; or

         23.3 a shareholder or shareholders having the right to exercise at least 10 percent of the total votes entitled to be exercised on the business to be transacted at the meeting: or

         23.4 a shareholder or shareholders holding shares that confer a right to vote at the meeting and on which the total amount paid up is at least 10 percent of the total amount paid up on all the shares that confer that right.

24.      TIE AT WHICH POLLS TO BE TAKEN

         A poll demanded on the election of a chairperson of a meeting or on a question of adjournment must be taken immediately. A poll demanded on any other question is to be taken at such time as the chairperson of the meeting directs. The meeting may proceed to deal with any business other than that upon which a poll has been demanded pending the taking of the poll.

25.      COUNTING VOTES CAST IN A POLL

         If a poll is taken, votes must be counted according to the votes attached to the shares of each shareholder present and voting.

26.      RESULT OF A POLL TO BE TREATED AS RESOLUTION OF THE MEETING

         The result of a poll declared by the chairperson of the meeting will be treated as the resolution of the meeting at which the poll was demanded on the issue for which the poll was taken.

27.      PROXY ALLOWED TO DEMAND A POLL

         The instrument appointing a proxy to vote at a meeting confers authority to demand, or join in demanding a poll, and a demand by a person as proxy for a shareholder has the same effect as a demand by the shareholder.

                  SHAREHOLDER PROPOSALS

28.      SHAREHOLDER PROPOSALS BY WRITTEN NOTICE

         A shareholder may give written notice to the Board of a matter the shareholder proposes to raise for discussion or resolution at the next meeting of shareholders at which the shareholder is entitled to vote.

29.      BOARD TO GIVE NOTICE OF PROPOSAL AT COMPANY'S EXPENSE

         If the Board receives the notice at least 20 working days before the last day on which notice of the relevant meeting of shareholders is required to be given by the Board, the Board must, at the expense of the Company, give notice of the shareholder proposal and the text of any proposed resolution to all shareholders emitted to receive notice of the meeting.

30.      BOARD TO GIVE NOTICE OF PROPOSAL AT SHAREHOLDER'S EXPENSE

         If the Board receives the notice at least 5 working days and not more than 20 working days before the last day on which notice of the relevant meeting of shareholders is required to be given by the Board, the Board must, at the expense of the shareholder, give notice of the shareholder proposal and the text of any proposed resolution to all shareholders entitled to receive notice of the meeting.

31.      BOARD MAY GIVE NOTICE OF PROPOSAL ON SHORT NOTICE

         If the notice is received by the Board less than 5 working days before the last day on which notice of the relevant meeting of shareholders is required to be given by the Board, the Board may, if practicable, and at the expense of the shareholder. give notice of the shareholder proposal and the text of any proposed resolution to all shareholders entitled to receive notice of the meeting.

32.      PROPOSING SHAREHOLDER MAY INCLUDE STATEMENT

         If the directors intend that shareholders may vote on the proposal by proxy, they must give the proposing shareholder the right to include in or with the notice given by the Board a statement of not more than 1000 words prepared by the proposing shareholder in support of the proposal, together with the name and address of the proposing shareholder.

33.      BOARD MAY EXCLUDE STATEMENT IN SOME CASES

         The Board is not required to include in or with the notice given by the Board a statement prepared by a shareholder which the directors consider to be defamatory, frivolous or vexatious.

34.      SHAREHOLDER TO GIVE SECURITY FOR COSTS FOR PROPOSAL WITH SHORT NOTICE

         Where the costs of giving notice of the shareholder proposal and the text of any proposed resolution are required to be met by the proposing shareholder, the proposing shareholder must, on giving notice to the Board, deposit with the Company or tender to the Company a sum sufficient to meet those costs.

                  PROXIES

35.      PROXIES PERMITTED

         A shareholder may exercise the right to vote by being present in person or represented by proxy.

36.      PROXY TO BE TREATED AS SHAREHOLDER

         A proxy for a shareholder is entitled to attend and be heard at a meeting of shareholders as if the proxy were the shareholder.

37.      APPOINTMENT OF PROXY MUST BE IN WRITING AND SPECIFY RESTRICTIONS

         A proxy must be appointed by a notice in writing that is signed by the shareholder, and the notice must state whether the appointment is for a particular meeting or a specified term not exceeding 12 months. A proxy need not be a shareholder of the Company.

38.      NOTICE OF PROXY TO BE PRODUCED AT LEAST 48 HOURS BEFORE MEETING

         No proxy is effective in relation to a meeting unless a copy of the notice of appointment is sent to the registered office, or such other place within New Zealand as is specified for that purpose in the notice convening the meeting, at least 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the notice proposes to vote. If the written notice appointing a proxy is signed under power of attorney, a copy of the power of attorney and a signed certificate of non-revocation of the power of attorney must accompany the notice.

39.      FORM OF NOTICE OF PROXY

         A notice appointing a proxy shall be in the form set out in the Eighth Schedule or in a form as near to it as circumstances allow, or in such other form as the Board may direct.

40. VOTE BY PROXY VALID WHERE COMPANY NOT NOTIFIED BEFORE MEETING OF DISQUALIFIED PROXY

         Where:

         40.1     the shareholder has died or become incapacitated; or

         40.2 the proxy, or the authority under which the proxy was executed, has been revoked; or

         40.3 the share in respect of which the notice of proxy is given has been transferred,

         before a meeting at which a proxy exercises a vote in terms of a notice of proxy but the Company does not receive written notice of that death, incapacity, revocation, or transfer before the start of the meeting, the vote of the proxy is valid.

                  POSTAL VOTES

41.      POSTAL VOTES ARE NOT PERMITTED

         A shareholder may not exercise the right to vote at a meeting by casting a postal vote.

                  CORPORATE REPRESENTATIVES

42.      CORPORATIONS MAY ACT BY REPRESENTATIVE

         A body corporate which is a shareholder may appoint a representative to attend any meeting of shareholders on its behalf in the same manner as that in which it could appoint a proxy. The representative shall be entitled to attend and be heard at a meeting of shareholders as if the representative were the shareholder.

                  MINUTES

43.      BOARD MUST KEEP MINUTES OF PROCEEDINGS

         The Board must ensure that minutes are kept of all proceedings at meetings of shareholders and that a record is kept of all written resolutions of shareholders. Minutes which have been signed correct by the chairperson of the meeting are evidence of the proceedings at the meeting unless they are shown to be inaccurate.

                  OTHER PROCEEDINGS

44.      MEETING MAY REGULATE OTHER PROCEEDINGS

         Except as provided in this Schedule, a meeting of shareholders may regulate its own procedure.

                                SEVENTH SCHEDULE
                            PROCEEDINGS OF THE BOARD

                  NOTICE OF MEETING

1.       DIRECTOR OR EMPLOYEE UNDER DIRECTOR'S INSTRUCTIONS TO CONVENE MEETINGS

         A director or an employee of the Company at the request of a director, may convene a meeting of the Board by giving written notice in accordance with this Schedule.

2.       NOTICE TO CONTAIN CERTAIN DETAILS

         The notice of meeting must include the date, time and place of the meeting an indication of the matters to be discussed in sufficient detail to enable a reasonable director to appreciate the general import of the matters.

3.       PERIOD OF NOTICE REQUIRED TO BE GIVEN TO DIRECTORS IN NEW ZEALAND

         A meeting of the Board may be summoned at any time. Notice of a meeting of the Board must be given to every director who is in New Zealand, but if he or she has an alternate director who is in New Zealand, then notice must be given to that person.

4.       NOTICE TO BE SENT TO DIRECTOR'S ADDRESS

         The notice of meeting must be given to each director personally or sent to the address or facsimile number which the director provides to the Company for that purpose, but if an address or facsimile number is not provided, then to his or her last place of employment or residence or facsimile number known to the Company.

5.       DIRECTORS MAY WAIVE IRREGULARITIES IN NOTICE

         Any irregularity in the notice of a meeting is waived if all directors entitled to receive notice of the meeting attend the meeting without protest as to the irregularity, or if all directors entitled to receive notice of the meeting agree to the waiver.

                  MEETING AND QUORUM

6.       METHODS OF HOLDING MEETINGS

         A meeting of the Board may be held either:

         6.1 By a number of directors who constitute a quorum, being assembled together at the place, date and time appointed for the meeting; or

         6.2 By means of audio, or audio and visual, communication by which all directors participating can simultaneously hear each other throughout the meeting.

7.       QUORUM FOR BOARD MEETING

         Unless otherwise determined by the Board, the quorum necessary for the transaction of business at a meeting of the Board is 4. No business may be transacted at a meeting of the Board unless a quorum is present.

8.       MEETING ADJOURNED IF NO QUORUM

         If a quorum is not present within 30 minutes after the time appointed for a meeting of the Board, the chairperson will adjourn the meeting to a specified day, time and place, the day being within the next 2 days. If no such adjournment is made the meeting will be adjourned automatically until the following working day at the same time and place. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, the directors present will constitute a quorum.

                  CHAIRPERSON

9.       CHAIRPERSON TO CHAIR MEETINGS

         The chairperson or, in the absence of the chairperson, the deputy chairperson of the Board will chair all meetings of the Board.

10. DIRECTORS MAY ELECT CHAIRPERSON OF MEETING IF CHAIRPERSON OF BOARD IS NOT PRESENT

         If no chairperson or deputy chairperson is elected, or if at a meeting of the Board the chairperson or deputy chairperson is not present within 15 minutes after the time appointed for the commencement of the meeting, then the directors present may elect one of their number to be chairperson of the meeting.

                  VOTING

11.      VOTING ON RESOLUTIONS

         Each director has one vote. A resolution of the Board is passed if it is agreed to by all directors present without dissent or if a majority of the votes cast on it are in favour of it. A director must not vote where that voting by that director is restricted by the Rules or this constitution. A director present at a meeting of the Board may abstain from voting on a resolution, and any director who abstains from voting on a resolution will not be treated as having voted in favour of it for the purposes of the Act.

12.      CHAIRPERSON DOES NOT HAVE A CASTING VOTE IN SOME CASES

         The chairperson has a casting vote, except in the case of an equality of votes where two directors form a quorum, the chairperson at a meeting at which only two directors are present does not have a casting vote.

                  MINUTES

13.      BOARD MUST KEEP MINUTES OF PROCEEDINGS

         The Board must ensure that minutes are kept of all proceedings at meetings of the Board and that a record is kept of all written resolutions of directors.

         Minutes which have been signed correct by the chairperson of the meeting are evidence of the proceedings at the meeting unless they are shown to be inaccurate.

                  OTHER PROCEEDINGS

14.      BOARD MAY REGULATE OTHER PROCEEDINGS

         Except as set out in this Schedule, the Board may regulate its own procedure.

                                EIGHTH SCHEDULE

                                      PROXY

SECTION 1:  SHAREHOLDER DETAILS (PLEASE PRINT CLEARLY)

--------------------------------------------------------------------------------

Full name:

Full address:

If shares are held jointly, enter details of other joint holders:

Full name:

Full address:

Full name:

Full address:

SECTION 2:  APPOINTMENT OF PROXY

--------------------------------------------------------------------------------

(Please note that if the shares are held jointly, the appointment made in this section is made on behalf of each joint holder).

I appoint

Full name:

Full address:

as my proxy to exercise my vote at the [annual/special] meeting of shareholders of the Company to be held on [date], and at any adjournment of that meeting. If the person I have appointed is unable to be my proxy then I appoint

Full name:

Full address:

SECTION 3:  VOTING INSTRUCTIONS

--------------------------------------------------------------------------------

(Please note that if the shares are held jointly, the voting instructions given in this section are given on behalf of each joint holder).

I direct my proxy to vote in the following manner:


                                                     (Tick the box that applies)

                                                     For                 Against

General Business

1.

2.

3.

Special Business

4. [Identify resolution]

SIGNED BY EACH SHAREHOLDER NAMED IN SECTION 1

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DATE:



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NOTES
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1.       As a shareholder you may attend the meeting and vote, or you may appoint a proxy to attend the meeting. A proxy need not be a shareholder of the Company.

2. If you are joint holders of shares each of you must sign this proxy form. If you are a Company this proxy form must be signed on behalf of the Company by a person acting under this Company's express or implied authority.

3. For this proxy form to be valid, you must complete it and send it to [addresses] at [full postal address] so as to ensure that it is received by [time] on [day and date]. If it has been signed under a power of attorney please send a copy of the power of attorney and a signed certificate of non-revocation of the power of attorney with this proxy form.

4. If you return this form without directing the proxy how to vote on any particular matter, the proxy will vote as he or she thinks fit.



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                                 NINTH SCHEDULE
                             HOLDING BY BARE TRUSTEE

1.       Bare Trustee

         For the purposes of the First Schedule, the Second Schedule and the Third Schedule and notwithstanding anything in those Schedules:

         1.1 the transfer of quoted equity securities, or of any interest in quoted equity securities, to a bare trustee shall be deemed to be a transfer to the person or persons for whom that bare trustee holds those securities or that interest as trustee (the "Beneficial Owners");

         1.2 quoted equity securities, or any interest in quoted equity securities, held by a bare trustee shall be deemed to be held by the Beneficial Owners; and

         1.3 a trustee may be a bare trustee notwithstanding that that trustee is entitled as a trustee to be remunerated out of the income or property of the relevant trust.

2.       Specific issues

         Without limiting clause 1 above:

         2.1 a bare trustee and a beneficial owner shall not, by reason solely of their relationship as bare trustee and Beneficial Owner, be associated persons;

         2.2 a bare trustee of quoted equity securities shall not, solely by reason of its position as bare trustee for the Beneficial Owner, have a relevant interest in those quoted equity securities; and

         2.3 a Beneficial Owner of quoted equity securities shall not have a relevant interest in the quoted equity securities of another Beneficial Owner solely because the same bare trustee acts as trustee for both of those Beneficial Owners.

3.       Separate registration of Defaulter's Securities

         In the event of a default, if any quoted equity securities held by a person as bare trustee on behalf of different Beneficial Owners include any defaulter's securities:

         3.1 the bare trustee shall, on request by the Company or the Exchange, provide to the Company and the Exchange details of the Beneficial Owners of those defaulter's securities; and

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         3.2      the Company may at any time, and shall upon request by the bare trustee or any Beneficial Owner, take appropriate steps to ensure that those defaulter's securities are separately designated in the register recording those quoted equity securities.




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